Exhibit 10.8

AMENDMENT AND RESTATEMENT

OF THE

PSS WORLD MEDICAL, INC. SAVINGS PLAN

Effective as of April 1, 2009

AMENDMENT AND RESTATEMENT

OF THE

PSS WORLD MEDICAL, INC. SAVINGS PLAN

1.46	“NON-ELECTIVE CONTRIBUTION”	I-14
1.47	“NON-HIGHLY COMPENSATED EMPLOYEE”	I-14
1.48	“NON-KEY EMPLOYEE”	I-14
1.49	“NORMAL RETIREMENT AGE”	I-14
1.50	“NORMAL RETIREMENT DATE”	I-14
1.51	“PARTICIPANT”	I-14
1.52	“PLAN”	I-14
1.53	“PLAN ADMINISTRATOR”	I-14
1.54	“PLAN YEAR”	I-14
1.55	“POST-SEVERANCE COMPENSATION”	I-15
1.56	“PSS ESOP”	I-15
1.57	“PSS/TAYLOR PLAN”	I-15
1.58	“QUALIFIED MATCHING CONTRIBUTION”	I-15
1.59	“QUALIFIED MATCHING CONTRIBUTIONS ACCOUNT”	I-15
1.60	“QUALIFIED NON-ELECTIVE CONTRIBUTIONS ACCOUNT”	I-15
1.61	“ROLLOVER CONTRIBUTION”	I-15
1.62	“ROLLOVER/MERGER ACCOUNT”	I-16
1.63	“SECTION 415 COMPENSATION”	I-16
1.64	“SPECIAL BONUS”	I-17
1.65	“TOP HEAVY PLAN”	I-17
1.66	“TRUST”	I-18
1.67	“TRUSTEE”	I-18
1.68	“TRUST FUND” OR “TRUST FUNDS”	I-18
1.69	“VALUATION DATE”	I-18
1.70	“VALUATION PERIOD”	I-18
1.71	“YEAR OF SERVICE”	I-18

ARTICLE II PURPOSE OF THE PLAN AND THE TRUST		II-1

2.1	EXCLUSIVE BENEFIT	II-1
2.2	RETURN OF CONTRIBUTIONS	II-1
2.3	PARTICIPANTS’ RIGHTS	II-1
2.4	QUALIFIED PLAN	II-1

ARTICLE III PLAN ADMINISTRATOR		III-1

3.1	ADMINISTRATION OF THE PLAN	III-1
3.2	POWERS AND DUTIES	III-1
3.3	DIRECTION OF TRUSTEE	III-1
3.4	SUMMARY PLAN DESCRIPTION	III-1
3.5	DISCLOSURE	III-1
3.6	CONFLICT IN TERMS	III-1
3.7	NONDISCRIMINATION	III-1
3.8	RECORDS	III-2
3.9	FINAL AUTHORITY	III-2
3.10	CLAIMS	III-2
3.11	APPOINTMENT OF ADVISORS	III-3

ARTICLE IV ELIGIBILITY AND PARTICIPATION		IV-1

4.1	CURRENT PARTICIPANTS	IV-1
4.2	ELIGIBILITY AND PARTICIPATION	IV-1
4.3	FORMER EMPLOYEES	IV-1

ARTICLE V CONTRIBUTIONS TO THE TRUST		V-1

5.1	PARTICIPANTS’ ELECTIVE CONTRIBUTIONS	V-1
5.2	ADDITIONAL ELECTIVE DEFERRAL CONTRIBUTIONS	V-5
5.3	MATCHING CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS	V-6
5.4	EMPLOYER DISCRETIONARY CONTRIBUTIONS	V-13
5.5	NON-ELECTIVE CONTRIBUTIONS	V-13

5.6	LIMITATIONS ON CONTRIBUTIONS AND FORFEITURES	V-13
5.7	LIMITATIONS ON ELECTIVE CONTRIBUTIONS, QUALIFIED MATCHING CONTRIBUTIONS AND MATCHING CONTRIBUTIONS	V-14
5.8	FORM AND TIMING OF CONTRIBUTIONS	V-17
5.9	ROLLOVER CONTRIBUTIONS	V-18
5.10	NO DUTY TO INQUIRE	V-18

ARTICLE VI PARTICIPANTS’ ACCOUNTS		VI-1

6.1	COMMON FUND	VI-1
6.2	ESTABLISHMENT OF ACCOUNTS	VI-1
6.3	INTERESTS OF PARTICIPANTS	VI-3
6.4	ADJUSTMENTS TO ACCOUNTS	VI-3
6.5	LIMITATION ON ALLOCATION OF CONTRIBUTIONS	VI-8

ARTICLE VII BENEFITS UNDER THE PLAN		VII-1

7.1	RETIREMENT BENEFIT	VII-1
7.2	DISABILITY BENEFIT	VII-1
7.3	SEVERANCE FROM EMPLOYMENT BENEFIT	VII-1
7.4	DEATH BENEFIT	VII-4
7.5	HEROES EARNINGS ASSISTANCE AND RELIEF TAX ACT OF 2008 (‘HEART’)	VII-5

ARTICLE VIII PAYMENTS OF BENEFITS		VIII-1

8.1	TIME FOR DISTRIBUTION OF BENEFITS	VIII-1
8.2	FORM OF PAYMENT	VIII-2
8.3	MANNER OF PAYMENT	VIII-2
8.4	LIQUIDATION OF INVESTMENTS AND PERIODIC ADJUSTMENTS	VIII-3
8.5	DIRECT ROLLOVER DISTRIBUTIONS	VIII-3
8.6	PUT OPTIONS	VIII-4
8.7	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	VIII-5
8.8	AUTOMATIC ROLLOVERS	VIII-6
8.9	MINIMUM DISTRIBUTION REQUIREMENTS	VIII-6

ARTICLE IX PRERETIREMENT WITHDRAWALS		IX-1

9.1	HARDSHIP WITHDRAWALS	IX-1
9.2	WITHDRAWALS AFTER AGE 59 1/2	IX-2

ARTICLE X DIRECTED INVESTMENTS		X-1

10.1	PARTICIPANT DIRECTED INVESTMENTS	X-1
10.2	INVESTMENT FUNDS	X-1
10.3	DIVESTMENT OF EMPLOYER SECURITIES	X-1
10.4	ELECTION PROCEDURES	X-2
10.5	FAILURE TO DESIGNATE	X-3
10.6	UNIFORM PROCEDURES	X-3
10.7	DESIGNATED SECTION 404(C) PLAN	X-3

ARTICLE XI TRUST FUNDS		XI-1

11.1	TRUST FUND	XI-1
11.2	SEPARATE FUNDS	XI-1
11.3	VOTING	XI-1
11.4	DIVIDENDS	XI-1

ARTICLE XII EXPENSES OF ADMINISTRATION OF THE PLAN AND THE TRUST FUND		XII-1

12.1	EXPENSES OF ADMINISTRATION	XII-1

ARTICLE XIII AMENDMENT AND TERMINATION		XIII-1

13.1	RESTRICTIONS ON AMENDMENT AND TERMINATION OF PLAN	XIII-1
13.2	AMENDMENT OF PLAN	XIII-1

13.3	TERMINATION OF PLAN	XIII-2
13.4	DISCONTINUANCE PROCEDURE	XIII-2
13.5	TERMINATION PROCEDURE	XIII-2

ARTICLE XIV MISCELLANEOUS		XIV-1

14.1	MERGER OR CONSOLIDATION	XIV-1
14.2	ALIENATION	XIV-1
14.3	USERRA REQUIREMENTS	XIV-1
14.4	GOVERNING LAW	XIV-2
14.5	ACTION BY EMPLOYER	XIV-2
14.6	ALTERNATIVE ACTIONS	XIV-2
14.7	GENDER	XIV-2

AMENDMENT AND RESTATEMENT

OF THE

PSS WORLD MEDICAL, INC. SAVINGS PLAN

This Amendment and Restatement of the PSS World Medical, Inc. Savings Plan (formerly known as the PSS World Medical, Inc. Employee Stock Ownership and Savings Plan) is made and entered into effective for all purposes as of April 1, 2009, except as otherwise set forth herein, by PSS World Medical, Inc. (the “Company”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company has previously adopted the PSS World Medical, Inc. Employee Stock Ownership and Savings Plan, which has been amended from time to time (as amended, the “Plan”); and

WHEREAS, the Company converted the Plan from an employee stock ownership plan to a profit sharing plan, effective April 1, 2002; and

WHEREAS, the Plan is intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) as a profit sharing plan and the trust created under the Plan is intended to be exempt under section 501(a) of the Code; and

WHEREAS, the Plan was previously amended to comply with the requirements of the Uruguay Round Agreements Act of 1994 (“GATT”), the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (“TRA ‘97”), the Internal Revenue Service Restructuring and Relief Act of 1998, the Community Renewal Tax Relief Act of 2000, and in good faith to comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), and other applicable Internal Revenue Service guidance; and

WHEREAS, the Plan shall be further amended and restated, effective April 1, 2009, to incorporate all Plan amendments adopted subsequent to the 2002 restatement date and to comply, in good faith, with the requirements of the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery, the Iraq Accountability Appropriations Act, and the final Treasury Regulations promulgated under Section 415 of the Code. This amended and restated Plan is also intended to be a good faith amendment to comply with the requirements of the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), and other applicable Internal Revenue Service guidance issued since the last restatement

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

1.1	“Account” or “Accounts”

shall mean, as required by the context, the entire amount held from time to time for the benefit of any one Participant, or a portion thereof attributable to a Participant’s Elective Contributions Account, Employer Contributions Account, Matching Contributions Account, Qualified Matching Contributions Account, Qualified Non-Elective Contributions Account, and/or Rollover/Merger Account.

1.2	“Actual Contribution Percentage” or “ACP”

shall mean the actual contribution percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the Actual Contribution Ratios (calculated separately for each Participant in such group). The ACP for each group shall be calculated to the nearest one-hundredth of one percent. For purposes of computing an ACP, a Participant is an Eligible Employee who is eligible to have Matching Contributions or Qualified Matching Contributions made (whether or not a deferral election was made or suspended) allocated to such Participant’s Matching Contributions Account for a “specific Plan Year.” In addition, if an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated (for purposes of the ACP test) as an eligible Participant on behalf of whom no Employee contributions are made. However, if a Participant has no 414(s) compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ACP of a group. For purposes of this section, the term “specific Plan Year” means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term “specific Plan Year” means, for Participants who are Non-Highly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term “specific Plan Year” means, for Participants who are Non-Highly Compensated Employees, the Plan Year prior to the Plan Year being tested.

1.3	“Actual Contribution Ratio” or “ACR”

shall mean the actual contribution ratio of each Participant, that is a ratio (expressed as a percentage) equal to (a) the contribution percentage amounts of such Participant for such Plan Year to (b) such Participant’s 414(s) compensation for such Plan Year. Matching Contributions, Qualified Matching Contributions, and Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the date after the close of the Plan Year. The ACR for each Participant shall be calculated to the nearest one-hundredth of one percent.

1.4	“Actual Deferral Percentage” or “ADP”

shall mean the actual deferral percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ADRs (calculated separately for each Participant in such group). The ADP for each group shall be calculated to the nearest one-hundredth of one percent. For purposes of computing an ADP, a Participant is an Eligible Employee who is eligible to made Elective deferrals (whether or not a deferral election was made or suspended) allocated to the Participant’s Elective Contributions Account for a “specific Plan Year.” However, if a Participant has no 414(s) compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ADP of a group. For purposes of this section, the term “specific Plan Year” means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term “specific Plan Year” means, for Participants who are Non-Highly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term “specific Plan Year” means, for Participants who are Non-Highly Compensated Employees, the Plan Year prior to the Plan Year being tested.

1.5	“Actual Deferral Ratio” or “ADR”

shall mean the actual deferral ratio of each Participant, that is a ratio (expressed as a percentage) equal to (a) the amount of Employer contributions actually paid over to the Plan on behalf of such Participant for such Plan Year, to (b) such Participant’s 414(s) compensation for such Plan Year.

For purposes of this definition of ADR, Employer contributions actually paid over to the Plan on behalf of any Participant shall include: (a) any Elective Contributions (other than Additional Elective Deferral Contributions) made pursuant to the Participant’s deferral election (including excess deferrals of any Highly Compensated Employee), but excluding (1) excess deferrals of any Non-Highly Compensated Employee that arise solely from Elective Contributions made under this Plan or any other plans maintained by the Employer, and (2) Elective Contributions that are taken into account in the ACP test (provided that the ADP test is satisfied both with and without the exclusion of these Elective Contributions); and (b) at the election of the Employer, Non-Elective Contributions and Qualified Matching Contributions to the extent such contributions are not used to satisfy the ACP test, as well as any contributions authorized by (and to the extent prescribed by) the Plan.

For purposes of computing a Participant’s ADR, and Eligible Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

The ADR for each Participant shall be calculated to the nearest one-hundredth of one percent.

1.6	“Additional Elective Deferral Contributions”

shall mean a contribution pursuant to section 5.2 by an Employer on behalf of a Participant.

1.7	“Administrator”

shall mean the Plan Administrator.

1.8	“Affiliate”

shall mean any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity that is required to be aggregated with the Employer pursuant to Treasury Regulations under Code Section 414(o). For purposes of determining the limitations on Annual Additions, the special rules of Code Section 415(h) shall apply.

1.9	“Agreement and Declaration of Trust”

shall mean the agreement providing for the Trust Fund or Funds, as entered into between the Company and the Trustee, and as the agreement may be amended from time to time, or any successor trust thereto.

1.10	“Annual Additions”

shall mean, for purposes of applying the limitations of Code Section 415, the sum credited to a Participant’s Accounts for any Limitation Year of:

(a) the amount of Employer contributions (including elective contributions) allocated to the Participant under any defined contribution plan maintained by the Employer or an Affiliate; provided, however, that Additional Elective Deferral Contributions made pursuant to section 5.2 (and any other contribution subject to Section 414(v) of the Code and made to any defined contribution plan maintained by an Employer or an Affiliate) and restorative payments (where a restorative payment is made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law) shall not be taken into account;

(b) the amount of the Participant’s contributions (other than Rollover Contributions, transfer contributions, or Participant loan repayments, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

(c) any forfeitures separately allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

(d) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, that is part of a pension or annuity plan maintained by an Employer or an Affiliate, and amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by an Employer or an Affiliate; provided however, that the percentage limitation set forth in section 6.5(a) shall not apply to (1) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after severance from employment which is otherwise treated as an “Annual Addition,” or (2) any amount otherwise treated as an “Annual Addition” under Section 415(l)(1) of the Code.

1.11	“Board of Directors” and “Board”

shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

1.12	“Break in Service”

shall mean a 12-month Plan Year in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such Plan Year. For any Plan Year of less than 12 months, a “Break in Service” shall be credited to an Employee who has 500 or fewer Hours of Service during the 12-month period beginning on the first day of such short Plan Year.

1.13	“Code”

shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

1.14	“Company”

shall mean PSS World Medical, Inc. and its successors.

1.15	“Company Stock Fund”

shall mean the trust fund established under the Agreement and Declaration of Trust between the Company and the Trustee from which the amounts of supplementary compensation provided by the Plan and invested primarily in common stock of the Company are to be paid or are to be funded.

1.16	“Compensation”

(a) The term “Compensation” shall mean the regular salaries and wages, overtime pay, bonuses, commissions and other amounts paid by an Employer and taxable to the Employee, as well as elective contributions made on behalf of the Employee to this Plan pursuant to Section 401(k) of the Code, elective contributions made on behalf of the Employee to any cafeteria plan maintained by an Employer pursuant to Section 125 of the Code, and elective amounts on behalf of the Employee that are not includable in his gross income by reason of Section 132(f)(4) of the Code. The term “Compensation” shall not include third party disability payments, tax deferred stock options, deductible relocation expense payments, credits or benefits under this Plan, any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement (other than elective contributions to this Plan and any cafeteria plan), or any other tax-favored fringe benefits, and any amounts paid after the date of severance from employment, except as specifically provided hereinabove.

(b) For purposes of determining a Participant’s Actual Deferral Ratios and Actual Contribution Ratios, an Employer may limit the period for which Compensation is taken into account to that portion of the Plan Year in which the Employee was a Participant so long as this limit is applied uniformly to all eligible Employees under the Plan for the Plan Year.

(c) The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2009, shall not exceed $245,000.00, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

Notwithstanding the foregoing, the term ‘Compensation’ shall not include any Special Bonuses.

1.17	“Direct Rollover”

shall mean a payment of an Eligible Rollover Distribution by the Plan to an Eligible Retirement Plan specified by the Distributee.

1.18	“Distributee”

shall mean

(a) a Participant, or former Participant, who is entitled to benefits payable as a result of his retirement, disability or other severance from employment as provided in Article VII,

(b) a Participant’s, or former Participant’s, surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 7.4, and

(c) a Participant’s, or former Participant’s, spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, entitled to benefits payable as provided by section 14.2(b).

(d) a Participant’s, or former Participant’s, non-spouse beneficiary who is a ‘designated beneficiary’ (including a trust) under Code Section 401(a)(9)(E) and the Treasury Regulations thereunder.

1.19	“Early Retirement Date”

shall mean the first date on which a Participant has reached the age of 55 years and completed ten Years of Service.

1.20	“Effective Date”

of this Amendment and Restatement shall mean April 1, 2009, except as otherwise set forth herein.

1.21	“Elective Contribution”

shall mean a contribution made to the Plan by an Employer at the election of a Participant in lieu of cash Compensation pursuant to section 5.1.

1.22	“Elective Contributions Account”

shall mean an account established pursuant to section 6.2 with respect to contributions made to this Plan under salary reduction agreements pursuant to section 5.1. A Participant’s Elective Contributions Account shall include Additional Elective Deferral Contributions made to this Plan pursuant to section 5.2. In addition, a Participant’s Elective Contributions Account shall include amounts previously credited

(a) as salary reduction contributions to the 401(k) Plan (and earnings attributable thereto) on behalf of the Participant prior to the merger of the 401(k) Plan with this Plan effective October 1, 1993;

(b) to the Participant’s “Employer Contributions Account” in this Plan as of December 31, 1995, under the terms of this Plan in effect as of such date;

(c) to the Participant’s “ESOP Elective Contributions Account” in this Plan under the terms of this Plan as in effect as of July 31, 1999;

(d) to the Participant’s “401(k) Elective Contributions Account” in this Plan under the terms of this Plan as in effect as of July 31, 1999;

(e) to the Participant’s “Elective Contributions Account” in the PSS ESOP as of the date of its merger with this Plan;

(f) as salary reduction contributions (and earnings attributable thereto) credited to the “Merger Accounts” attributable to the Participant in this Plan under the terms of this Plan as in effect as of July 31, 1999;

(g) as salary reduction contributions (and earnings attributable thereto) on behalf of the Participant to the PSS/Taylor Plan prior to the merger of the PSS/Taylor Plan with this Plan effective April 21, 2000;

(h) as salary deferral contributions (and earnings attributable thereto) on behalf of the Participant to the National Med Supply Plan prior to the merger of the National Med Supply Plan with this Plan effective August 1, 2001; and

(i) to the Participant’s “Elective Contributions Account” in this Plan under the terms of this Plan as in effect immediately before this Amendment and Restatement.

1.23	“Eligibility Date”

shall mean the first day of each Plan Year and the first day of each calendar month within the Plan Year.

1.24	“Eligible Retirement Plan”

shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that, in each case, accepts a Distributee’s Eligible Rollover Distribution. Effective for distributions made after March 31, 2008, Eligible Retirement Plan shall include a Roth IRA described in Code Section 408A(b).

1.25	“Eligible Rollover Distribution”

shall mean any distribution of all or any portion of the balance to the credit of a Distributee, other than:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made

(1) for the life (or life expectancy) of the Distributee, or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated beneficiary, or

(2) for a specified period of ten years or more;

(b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

(c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

(d) any hardship withdrawal.

Notwithstanding the preceding provisions of this section, an Eligible Rollover Distribution shall not include one or more distributions during a Plan Year with respect to a Participant if the aggregate amount distributed during the Plan Year is less than $200 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

1.26	“Eligible Spouse”

shall mean a Participant’s husband or wife.

1.27	“Employee”

(a) The term “Employee” shall mean any person employed by an Employer or an Affiliate other than:

(1) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer, and

(2) a nonresident alien who does not receive earned income from sources within the United States.

(b) The term “Employee” shall also include any leased employee of the Employer; provided, however, that contributions or benefits provided by the leasing organization that are attributable to services performed for such Employer shall be treated as provided by such Employer. The preceding sentence shall not apply to any leased employee if:

(1) leased employees do not constitute more than twenty percent (20%) of the Employer’s Non-Highly Compensated Employees (as determined without regard to this section 1.27(b), and

(2) such leased employee is covered by a money purchase pension plan providing:

(A) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Section 414(n) of the Code),

(B) immediate participation, and

(C) full and immediate vesting.

(c) The term “leased employee,” as used in this section, means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and one or more Affiliates) on a substantially full time basis for a period of at least one year and the individual’s services are performed under the primary direction or control of such Employer.

1.28	“Employer”

shall mean the Company, Gulf South Medical Supply, Inc., PSS Service, Inc., World Med Shared Services, Inc., Physician Sales & Service, Inc., Physician Sales & Service Limited Partnership, Proclaim, Inc., PSS Holding, Inc., Ancillary Management Solutions, Inc., Cascade Medical Supply, ThriftyMed, Inc., ClaimOne, LLC, Dispensing Solutions, Inc., Linear Medical Solutions, LLC, Southeast Medical Solutions RX, LLC (formerly Stat RX USA, LLC), BottomLine Medical Solutions, LLC, Theratech, Inc., Standard Medical Supply, Inc., Keltman Pharmaceutical, Inc., Federal Medical Supply, Inc., Blue Medical Supply, Inc., Xcel Supply, LLC, Professional Laboratory Systems, Inc. and any other subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company.

1.29	“Employer Discretionary Contribution”

shall mean a contribution in cash or Employer Securities pursuant to section 5.4 by an Employer on behalf of a Participant.

1.30	“Employer Contributions Account”

shall mean an account established pursuant to section 6.2 with respect to contributions made as Employer Discretionary Contributions pursuant to section 5.4. A Participant’s Employer Contributions Account shall include amounts previously credited

(a) to the Participant’s “ESOP Matching Contributions Account” in this Plan under the terms of the Plan in effect immediately before August 1, 1999;

(b) to the Participant’s “ESOP Employer Contributions Account” in this Plan under the terms of the Plan in effect immediately before August 1, 1999; and

(c) to the Participant’s “Employer Contributions Account” in the Plan immediately before this Amendment and Restatement.

1.31	“Employer Securities”

shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company.

1.32	“ERISA”

shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

1.33	“Fair Market Value”

shall mean, for purposes of the valuation of Employer Securities, the closing price (or, if there is no closing price, then the closing bid price) of such Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Employer Securities are listed, or if the Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing “bid” and “ask” prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or NASDAQ’s successor, or if not reported on NASDAQ, the fair market value of the securities as determined in good faith and based on all relevant factors; provided, however, that the Fair Market Value of Employer Securities not readily tradable on an established securities market shall be determined by an independent appraiser pursuant to Section 401(a)(28)(C) of the Code.

1.34	“401(k) Plan”

shall mean the Physician Sales & Service, Inc. 401(k) Plan, as established and maintained by the Employers prior to its merger into this Plan effective as of October 1, 1993.

1.35	“Fund”

shall mean an investment fund established pursuant to Article X.

1.36	“Hardship”

shall mean an immediate and heavy financial need of the Participant for which a distribution from the Participant’s Rollover/Merger Account and Elective Contributions Account is necessary to satisfy such need, as described in section 9.1.

1.37	“Highly Compensated Employee”

(a) The term “Highly Compensated Employee” shall mean any Employee:

(1) who was a 5% owner of an Employer or an Affiliate during the Plan Year or the immediately preceding Plan Year; or;

(2) whose Section 415 Compensation was more than $100,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury) for the immediately preceding Plan Year, and who was a member of the “top paid group” for such preceding Year. As used herein, “top paid group” shall mean all Employees who are in the top 20% of the Employer’s or an Affiliate’s work force (without regard to employees excludable pursuant to Section 414(q) of the Code) on the basis of Section 415 Compensation paid during the year.

(b) The term “Highly Compensated Employee” shall also mean any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55.

1.38	“Hour of Service”

(a) The term “Hour of Service” shall mean

(1) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

(2) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding,

(A)	no more than 501 Hours of Service shall be credited under this section 1.38(a)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

(B)	an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(C)	an hour shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

(3) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, that the same Hour of Service shall not be credited both under section 1.38(a)(1) or section 1.38(a)(2), as the case may be, and under this section 1.38(a)(3). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in section 1.38(a)(2) shall be subject to the limitations set forth in that section.

The definition set forth in this section 1.38(a) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such sections, which special rules are hereby incorporated in the definition of “Hour of Service” by this reference.

(b) Each Employee who is not required to maintain records of his actual Hours of Service during any month shall be credited with 190 Hours of Service for such month if he would be credited with at least one Hour of Service during such month under section 1.38(a).

(c) (i)	Notwithstanding the other provisions of this “Hour of Service” definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in section 1.38(c)(2).

(ii)	The Hours of Service to be credited to an Employee under the provisions of section 1.38(c)(1) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this section 1.38(c) by reason of any such pregnancy or placement shall not exceed 501 hours.

(iii)	The hours treated as Hours of Service under this section 1.38(c) shall be credited only in the Plan Year in which the absence from work begins, if the crediting is necessary to prevent a Break in Service in such Plan Year or, in any other case, in the immediately following Plan Year.

(iv)	Credit shall be given for Hours of Service under this section 1.38(c) solely for purposes of determining whether a Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

(v)	Notwithstanding any other provision of this section 1.38(c), no credit shall be given under this section 1.38(c) unless the Employee in question furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in section 1.38(c)(1) and the number of days for which there was such an absence.

1.39	“Key Employee”

shall mean any employee or former employee (including any deceased employee) who, at any time during the Plan Year that includes the determination date, was an officer of an Employer or an Affiliate having annual compensation greater than $160,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2001), a 5-percent owner of an Employer or an Affiliate, or a 1-percent owner of an Employer or an Affiliate having annual compensation of more than $150,000. For this purpose, compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

1.40	“Leave of Absence”

shall mean the time granted to an Employee for vacation, sick leave, temporary layoff or other purposes, all as authorized in accordance with uniform rules adopted by his Employer from time to time. Leave of Absence shall also include the time that an Employee serves in the armed forces of the United States of America during a period of national emergency or as a result of the operation of a compulsory military service law of the United States of America, and during any period after his discharge from such armed forces in which his employment rights are guaranteed by law.

1.41	“Limitation Year”

shall mean the Plan Year.

1.42	“Matching Contribution”

shall mean any Employer contribution made to the Plan pursuant to section 5.3(a)(2) on account of a Participant’s Elective Contributions.

1.43	“Matching Contributions Account”

shall mean an account established pursuant to section 6.2 with respect to Matching Contributions made pursuant to section 5.3(a)(2), and shall include amounts previously credited to the Participant’s “Non-ESOP Matching Contribution Account” in this Plan under the terms of this Plan as in effect immediately before this Amendment and Restatement.

1.44	“Matching Contributions Allocation Period”

shall mean the period ending on the last day of each payroll period for Plan Years beginning after April 1, 2001.

1.45	“National Med Supply Plan”

shall mean the National Med Supply Company 401(k) Savings Plan, as maintained by Gulf South Medical Supply Company, Inc. prior to its merger into this Plan effective as of August 1, 2001.

1.46	“Non-Elective Contribution”

shall mean an Employer contribution to the Plan, other than a Participant’s Elective Contributions, Matching Contributions, Qualified Matching Contributions, and Qualified Non-Elective Contributions pursuant to section 5.5 on behalf of a Participant.

1.47	“Non-Highly Compensated Employee”

shall mean, with respect to any Plan Year, an Employee who is not a Highly Compensated Employee.

1.48	“Non-Key Employee”

shall mean, with respect to any Plan Year, an Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not a Key Employee.

1.49	“Normal Retirement Age”

shall mean the Participant’s 65th birthday.

1.50	“Normal Retirement Date”

shall mean the date on which a Participant attains Normal Retirement Age.

1.51	“Participant”

shall mean any eligible Employee of an Employer who has become a Participant under the Plan and shall include any former Employee of an Employer who became a Participant under the Plan and (1) who still has a balance in an Account under the Plan or (2) is entitled to an allocation of a contribution pursuant to section 6.5(b).

1.52	“Plan”

shall mean the PSS World Medical, Inc. Savings Plan as herein set forth, as it may be amended from time to time.

1.53	“Plan Administrator”

shall mean the Company.

1.54	“Plan Year”

shall mean the 12-month period ending on March 31st of each year.

1.55	“Post-Severance Compensation”

shall mean payments made within 2 1/2 months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments doe not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

1.56	“PSS ESOP”

shall mean the PSS World Medical, Inc. Employee Stock Ownership Plan (formerly known as the TriStar Imaging Systems, Inc. Employee Stock Ownership and Savings Plan), as maintained by the Employers prior to its merger into this Plan effective as of August 1, 1999.

1.57	“PSS/Taylor Plan”

shall mean the PSS/Taylor Medical Profit Sharing 401(k) Plan, as maintained by the Employers prior to its merger into this Plan effective as of April 21, 2000.

1.58	“Qualified Matching Contribution”

shall mean any Employer contribution to the Plan on account of a Participant’s Elective Contributions that are designated as such pursuant to section 5.3(a)(1).

1.59	“Qualified Matching Contributions Account”

shall mean an account established pursuant to section 6.2 with respect to Qualified Matching Contributions made pursuant to sections 5.3(a)(1). A Participant’s Qualified Matching Contributions Account shall also include amounts previously credited to the Participant’s “Post-1998 ESOP Matching Contribution Account” in this Plan under the terms of this Plan as in effect immediately before this Amendment and Restatement.

1.60	“Qualified Non-Elective Contributions Account”

shall mean an account established pursuant to section 6.2 with respect to Non-Elective Contributions made pursuant to section 5.5 (and its predecessor provisions).

1.61	“Rollover Contribution”

shall mean a contribution pursuant to section 5.9 by an Employer on behalf of an Employee.

1.62	“Rollover/Merger Account”

shall mean an account established pursuant to section 6.2 with respect to qualified Rollover Contributions made pursuant to section 5.9. A Participant’s Rollover/Merger Account shall also be credited with amounts previously credited to the “Rollover/Merger Account” in this Plan under the terms of this Plan as in effect immediately before this Amendment and Restatement, including amounts previously credited to,

(a) the Brown’s Medical Supply Co. Retirement Savings Plan and the Y-Laboratories & Supplies, Inc. 401(k) Retirement Plan prior to the merger of the Brown’s Medical Supply Co. Retirement Savings Plan and the Y-Laboratories & Supplies, Inc. 401(k) Retirement Plan with this Plan effective as of January 1, 1997 and October 1, 1997, respectively (other than salary reduction contributions and adjustments attributable thereto),

(b) the PSS ESOP prior to its merger with this Plan as of August 1, 1999 (other than amounts attributable to the “Elective Contribution Account” and the “ESOP Contribution Account” in the PSS ESOP),

(c) the PSS/Taylor Plan prior to its merger with this Plan as of April 21, 2000 (other than salary reduction contributions and adjustments thereto), and

(d) the National Med Supply Plan prior to its merger with this Plan as of August 1, 2001 or as soon thereafter as practicable (other than salary deferral contributions and adjustments thereto).

1.63	“Section 415 Compensation”

shall mean:

(a) Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), and

(1) any elective deferral (as defined in Section 402(g)(3) of the Code),

(2) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code, and

(3) effective for Plan Years beginning on and after January 1, 2001, elective amounts that are not includable in the gross income of the Employee by reason on Section 132(f)(4) of the Code.

(b) Section 415 Compensation shall exclude the following:

(1) Employer contributions (except as set forth in section 1.63(a) above) to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions (except as set forth in section 1.63(a) above) under a simplified employee pension or any distributions from a plan of deferred compensation; provided, however, that any amounts received by an Employee pursuant to an unfunded non-qualified plan are permitted to be considered as Section 415 Compensation in the year the amounts are includible in the gross income of the Employee;

(2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) Post-Severance Compensation.

(c) The annual Section 415 Compensation of each Participant for any Limitation Year shall not exceed $245,000 for the 2009 calendar year (or such amount as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code). The cost-of-living adjustment in effect for a calendar year applies to annual Section 415 Compensation for the Limitation Year that begins with or within such calendar year.

1.64	“Special Bonus”

shall mean a discretionary bonus provided to Employees, which is unexpected and not based upon individual performance.

1.65	“Top Heavy Plan”

shall mean this Plan if the aggregate account balances (not including Additional Elective Deferral Contributions to this Plan, any other contributions subject to Section 414(v) of the Code, and voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year. The account balances on any determination date shall include the aggregate distributions made with respect to Participants during the one-year period ending on the determination date (or, in the case of a distribution made for a reason other than severance from employment, death or disability, the “one-year period” shall be replaced with a “five-year period”). For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 416(g)(2) of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balance of any Participant shall not be taken into account if he has not performed any service for an Employer during the one-year period ending on the determination date.

1.66	“Trust”

shall mean the trust established by the Agreement and Declaration of Trust, or any successor trust thereto.

1.67	“Trustee”

shall mean Principal Trust Company or any successor individual, individuals or corporation designated as trustee under the Agreement and Declaration of Trust.

1.68	“Trust Fund” or “Trust Funds”

shall mean the trust fund established under the Agreement and Declaration of Trust between the Company and the Trustee from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

1.69	“Valuation Date”

shall mean the last day of each Plan Year, or such other dates as may be selected by the Plan Administrator. In the event that the Plan Administrator designates each business day as a Valuation Date, the term “business day” shall mean a day on which the New York Stock Exchange and the home office of any third-party administrator that contracts with the Plan Administrator to provide services to the Plan are open for business.

1.70	“Valuation Period”

shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

1.71	“Year of Service”

(a) The term “Year of Service” shall mean a Plan Year during which an Employee completes 1,000 or more Hours of Service.

(b) For purposes of Article VII and section 13.1(e), an Employee’s “Years of Service” shall not include the following:

(1) any Year of Service prior to a Break in Service, but only prior to such time as the Participant has completed a Year of Service after such Break in Service; and

(2) any Year of Service prior to a Break in Service if the Participant had no vested interest in his Account at the time of such Break in Service and if the number of consecutive years in which a Break in Service occurred equaled or exceeded the greater of five or the number of Years of Service completed by the Employee prior thereto (not including any Years of Service not required to be taken into consideration under the Plan as then in effect as a result of any prior Break in Service); provided, however, that for these purposes, any Break in Service resulting from a Leave of Absence shall not be counted but shall be disregarded. The Plan shall take into account a Participant’s Elective Contributions in determining whether a Participant has a vested or non-vested interest in his Account in applying the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).

(c) For each Employee who was employed by Gulf South Medical Supply, Inc. (or was employed by any subsidiary of Gulf South Medical Supply, Inc.) on March 26, 1998, such Employee’s “Years of Service” shall include, for all purposes of the Plan, service with Gulf South Medical Supply, Inc. and each of its subsidiaries.

(d) For each Employee who was employed by ClaimOne, LLC on November 16, 2010, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with ClaimOne, LLC and each of its subsidiaries.

(e) For each Employee who was employed by Linear Medical Solutions, LLC on November 16, 2010, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Linear Medical Solutions, LLC and each of its subsidiaries.

(f) For each Employee who was employed by Dispensing Solutions, Inc. on January 20, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Dispensing Solutions, Inc. and each of its subsidiaries.

(g) For each Employee who was employed by Southeast Medical Solutions RX, LLC (formerly known as Stat RX USA, LLC) on February 25, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with

Southeast Medical Solutions RX, LLC (formerly known as Stat RX USA,LLC) and each of its subsidiaries.

(h) For each Employee who was employed by BottomLine Medical Solutions, LLC on August 19, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with BottomLine Medical Solutions, LLC and each of its subsidiaries.

(i) For each Employee who was employed by Theratech, Inc. on September 16, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Theratech, Inc. and each of its subsidiaries.

(j) For each Employee who was employed by Standard Medical Supply Inc. on October 14, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Standard Medical Supply Inc. and each of its subsidiaries.

(k) For each Employee who was employed by Keltman Pharmaceutical, Inc. on December 5, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Keltman Pharmaceutical, Inc. and each of its subsidiaries.

(l) For each Employee who was employed by Federal Medical Supply, Inc. on December 9, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Federal Medical Supply, Inc. and each of its subsidiaries.

(m) For each Employee who was employed by Blue Medical Supply, Inc. on January 13, 2012, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Blue Medical Supply, Inc. and each of its subsidiaries.

(n) For each Employee who was employed by Xcel Supply, LLC on February 6, 2012, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Xcel Supply, LLC and each of its subsidiaries.

(o) For each Employee who was employed by Professional Laboratory Systems, Inc. on March 13, 2012, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with Professional Laboratory Systems, Inc. and each of its subsidiaries.

ARTICLE II

PURPOSE OF THE PLAN AND THE TRUST

2.1	Exclusive Benefit.

This Plan is created for the sole purpose of providing benefits to the Participants. Except as otherwise provided herein and as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

2.2	Return of Contributions.

Notwithstanding the foregoing provisions of section 2.1, any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

2.3	Participants’ Rights.

The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee, or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

2.4	Qualified Plan.

This Plan and the Trust are intended to qualify under the Code as a tax-free employees’ plan and trust, and as a cash or deferred arrangement subject to Section 401(k) of the Code with respect to Elective Contributions. The provisions of this Plan and the Trust should be interpreted accordingly.

II-1

ARTICLE III

PLAN ADMINISTRATOR

3.1	Administration of the Plan.

The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Agreement and Declaration of Trust.

3.2	Powers and Duties.

The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

3.3	Direction of Trustee.

It shall be the duty of the Administrator to direct the Trustee with regard to the allocation and the distribution of the benefits to the Participants and others hereunder.

3.4	Summary Plan Description.

The Administrator shall prepare or cause to be prepared a Summary Plan Description (if required by law) and such periodic and annual reports as are required by law.

3.5	Disclosure.

At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

3.6	Conflict in Terms.

The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trust as set forth in this Plan and in the Agreement and Declaration of Trust and as set forth in any explanatory booklet or other description, this Plan and the Agreement and Declaration of Trust shall control.

3.7	Nondiscrimination.

The Administrator shall not take any action or direct the Trustee to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

III-1

3.8	Records.

The Administrator shall keep a complete record of all its proceedings as such Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

3.9	Final Authority.

Except to the extent otherwise required by law, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and beneficiary and every other interested or concerned person or party.

3.10	Claims

(a) Claims for benefits under the Plan may be made by a Participant or a beneficiary of a Participant on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days (forty-five (45) days if the claim involves disability benefits) after the application is filed with the Administrator, unless special circumstances require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one-hundred-eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) days (forty-five (45) days if the claim involves disability benefits) or one-hundred-eighty (180) day period, the claim shall be deemed to be denied for the purposes of section 3.10(b). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure.

(b) If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days (forty-five (45) days if the claim involves disability benefits) after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the receipt of the request for review. If such an extension is required because of special circumstances,

III-2

written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

3.11	Appointment of Advisors.

The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors or delegee, may designate one or more of its employees to perform the duties required of the Administrator hereunder.

III-3

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

4.1	Current Participants.

Any Employee who was a Participant in this Plan on the Effective Date of this Amendment and Restatement shall remain as a Participant in the Plan.

4.2	Eligibility and Participation

(a) Thereafter, any Employee of an Employer shall be eligible to become a Participant in the Plan if he has been credited with 30 days of continuous service as an Employee of the Employer or an Affiliate (or, before completing 30 days of continuous service, has completed 12 months of service as an Employee of his Employer or Affiliate and has been credited with not less than 1,000 Hours of Service during his first 12 months of service during the Plan Year). Any such eligible Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on the first Eligibility Date concurring thereafter. An Employee who has been credited with 30 days of continuous service with an Affiliate (or has completed 12 months of service with the Affiliate and has been credited with 1,000 Hours of Service during his first 12 months of service or during any Plan Year) prior to becoming an Employee of an Employer shall enter the Plan as a Participant on the date he becomes an Employee of an Employer (or, if later, on the first Eligibility Date following the completion of his age and service requirements).

(b) For each Employee previously employed by a business acquired by an Employer (directly or through the Employer’s purchase of all or substantially all of the assets of the business), the days of employment taken into account, for purposes of the 30 day eligibility requirement set forth in section 4.2(a), shall include service with the Employee’s predecessor employer if:

(1) the Employee was employed by the business on the date it was acquired by the Employer; and

(2) the Employee’s predecessor employer employed not less than 20 employees on the date it was acquired by the Employer.

4.3	Former Employees.

An Employee who ceases to be a Participant and who subsequently reenters the employ of an Employer shall be eligible again to become a Participant on the date of his reemployment.

IV-1

ARTICLE V

CONTRIBUTIONS TO THE TRUST

5.1	Participants’ Elective Contributions

(a) Effective January 18, 2002, each Employer shall contribute to the Trust, on behalf of each Participant, an Elective Contribution as a specified percentage of the Participant’s Compensation in a salary reduction agreement (if any) between the Participant and such Employer under which the Participant elects, pursuant to the terms of this Plan, to reduce the Compensation otherwise payable to him by an amount allocable to his Elective Contributions Account; provided, however, that each Participant who has elected prior to January 18, 2002 to reduce the Compensation otherwise payable to him by a specified dollar amount and who does not affirmatively elect to have a specific percentage of his Compensation contributed to the Plan as an Elective Contribution, shall be deemed to have elected to defer 1% of his Compensation to the Plan as an Elective Contribution.

(b) No Participant shall be permitted to have Elective Contributions made under this Plan in excess of the lesser of (1) the dollar limitation established by Code Section 402(g) (and subject to cost-of-living adjustments as required by Code Section 402(g)(4)) in effect for any calendar year, or (2) 85% of the Participant’s Compensation for the Plan Year. The minimum contribution made on behalf of a Participant electing to make an Elective Contribution pursuant to this section 5.1 for any Plan Year shall be 1% of his Compensation. Effective April 1, 2006, except for occasional, bona fide administrative considerations, an Elective Contribution cannot precede the earlier of: (1) the performance of services relating to the Elective Contribution, and (2) when the Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

(c) (1) If a Participant’s Elective Contributions made pursuant to section 5.1(a), together with any elective contributions by the Participant to any other plans of his Employer or an Affiliate intended to qualify under Code Sections 401(k) or 403(b), exceed the dollar limitation established by Code Section 402(g) (and subject to cost-of-living adjustments as required by Code Section 402(g)(4)) for any calendar year, the Administrator, upon notification from the Participant or his Employer, shall refund to such Participant the portion of such excess that is attributable to contributions made pursuant to section 5.1(a), increased by the earnings thereon for such calendar year (such earnings shall be determined by the Plan Administrator, as of the last day of the calendar year preceding the date the refund is made, in a manner consistent with the provisions of section 6.5(a) and Treasury Regulation Section 1.402(g)-1(e)(5) (or any successor regulatory provision)) and reduced by any excess Elective Contributions, and earnings, for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 5.1(h). Any such refund shall be made on or before April 15 of the calendar year following the calendar year in which the excess Elective Contributions are made.

(2) If a Participant’s Elective Contributions made pursuant to section 5.1(a), together with any elective contributions by the Participant to any other plans intended to qualify under Code Sections 401(k), 403(b), 408(k) or 457, exceed the dollar limitation established by Code Section 402(g) (and subject to cost-of-living adjustments as required by Code Section 402(g)(4)) for any calendar year (after the application of section 5.1(c)(1)), the Administrator may refund to such Participant, at the Participant’s request, the portion of such excess that is attributable to contributions made pursuant to section 5.1(a) increased by the earnings thereon for such calendar year (determined as provided in section 5.1(c)(1)) and reduced by any excess Elective Contributions, and earnings, for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 5.1(h). Any such refund shall be made on or before April 15 of the calendar year following the calendar year in which the excess Elective Contributions are made.

(3) Excess Elective Contributions, and earnings, shall be determined for purposes of sections 5.1(b), 5.1(c)(1) and 5.1(c)(2) after taking into account any previous refunds to the Participant of excess Elective Contributions, and earnings, for the Plan Year ending with or within the calendar year made in accordance with the provisions of section 5.1(h).

(d) Any salary reduction agreement with respect to Elective Contributions shall be executed (or otherwise communicated to the Plan Administrator in a manner selected by the Administrator) and in effect prior to the date selected by the Administrator for the first pay period to which it applies. Any initial salary reduction agreement shall be made effective as soon as practicable during the month to which it first applies. Any salary reduction agreement may be revised by the Participant monthly with the approval of, and as of such date as determined by, the Administrator (or as of any additional dates selected by the Administrator), for pay periods beginning after the date such revision is executed and made effective. The Plan Administrator shall accept salary reduction agreements with respect to (or to the extent applicable to) bonuses payable to the Participant.

(e) The Administrator shall have the right to require any Participant to reduce his Elective Contributions under any such agreements, or to refuse deferral of all or part of the amount set forth in such agreements, if necessary to comply with the requirements of this Plan and the Code.

(f) A Participant may suspend further Elective Contributions to the Plan at any time, provided the request for such suspension is received by the Plan Administrator prior to the date selected by the Administrator for the first pay period to which such suspension applies. Any Participant who suspends further contributions relating to periodic pay may reinstate such contributions by providing written notice to the Plan Administrator (or other communication in a manner selected by the Administrator) for any month thereafter (and as of the date within such month as determined by the Administrator). Any such notice shall be delivered within the time period designated by the Plan Administrator.

(g) In the event that a Participant receives a withdrawal of his Elective Contributions pursuant to section 9.1, the Participant shall not be permitted to make any further Elective Contributions pursuant to section 5.1(a) for a period of 6 months following the date of such withdrawal. After the completion of the 6-month period, the Participant may reinstate Elective Contributions in accordance with the provisions of section 5.1(f).

(h) (1) In the event that the Elective Contributions of Highly Compensated Employees exceed the limitations set forth in section 5.7, the aggregate excess Elective Contributions (plus the earnings thereon for the Plan Year to which the excess contributions relate), determined as set forth in section 5.1(h)(2) below, shall be distributed to the Highly Compensated Employees as provided in section 5.1(h)(3) below on or before the 15th day of the third month after the close of the Plan Year to which the excess contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess Elective Contributions (plus the earnings thereon for the Plan Year to which the excess contributions relate) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

(2) For purposes of section 5.1(h)(1), the amount of the aggregate excess Elective Contributions for the Plan Year shall be equal to the sum of the amounts of such excess contributions attributable to each Highly Compensated Employee for the Plan Year.

(A) In order to determine the amount of the excess Elective Contributions attributable to each Highly Compensated Employee, the Plan Administrator shall first reduce the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio for the Plan Year to the extent required to:

(i) enable the arrangement to satisfy the limitations set forth in section 5.7, or

(ii) cause such Highly Compensated Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

(B) Then, if necessary, the Plan Administrator shall reduce the Actual Deferral Ratios of the Highly Compensated Employees with the next highest Actual Deferral Ratio for the Plan Year (including the Actual Deferral Ratio(s) of the Highly Compensated Employee(s) whose Actual Deferral Ratio the Plan Administrator already has reduced) to the extent required to comply with section 5.1(h)(2)(A)(i) or 5.1(h)(2)(A)(ii). This process shall then be repeated until the Actual Deferral Percentage for the Highly Compensated Employees satisfies the limitations set forth in section 5.7.

(C) The amount of the excess Elective Contributions that are attributable to each Highly Compensated Employee shall equal the remainder of

(i) the total Elective Contributions (and any Non-Elective Contributions treated as Elective Contributions on behalf of the Participant (determined prior to the application of this section 5.1(h)(2)), minus

(ii) the amount determined by multiplying the Participant’s Actual Deferral Ratio (determined after application of section 5.1(h)(2)(A)) by his Compensation used in determining such ratio.

(2) In order to determine the dollar amount of the excess Elective Contributions distributable to each Highly Compensated Employee pursuant to section 5.1(h)(1), the Plan Administrator shall first reduce the Elective Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Elective Contributions for the Plan Year by a dollar amount equal to the lesser of

(A) the aggregate excess Elective Contributions determined under section 5.1(h)(2), or

(B) the dollar amount necessary to reduce such Highly Compensated Employee’s Elective Contributions to a dollar amount that is equal to the dollar amount of Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of such Elective Contributions.

(3) Then, if necessary, the Plan Administrator shall reduce the Elective Contributions of the Highly Compensated Employees with the next highest dollar amount of such Elective Contributions for the Plan Year (including the Highly Compensated Employee(s) whose Elective Contributions the Plan Administrator already has reduced) to the extent required to comply with section 5.1(h)(2). This process shall then be repeated until the aggregate excess Elective Contributions determined under section 5.1(h)(2) or 5.1(h)(3)(B) have been eliminated. The reduced amounts shall be distributed in accordance with section 5.1(h)(1) to the Highly Compensated Employees to whom the reductions are attributable under this section 5.1(h)(3). For purposes of this section 5.1(h)(3), Elective Contributions shall include amounts treated as elective contributions.

(4) The amount of excess Elective Contributions that may be distributed under this section 5.1(h) with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to such Participant under section 5.1(c) for the Participant’s taxable year ending with or within such Plan Year.

(5) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

5.2	Additional Elective Deferral Contributions.

Each Employer shall contribute to the Trust, on behalf of each eligible Participant, an Additional Elective Deferral Contribution as specified in a salary reduction agreement (if any) between the Participant and such Employer under which the Participant elects, pursuant to the terms of this Plan, to reduce the Compensation otherwise payable to him by a contribution amount allocable to his Elective Contributions Account. The Plan Administrator may require the Participant to utilize a single election for purposes of his Elective Contributions and Additional Elective Contributions. No Participant shall be permitted to have an Additional Elective Deferral Contribution made under this Plan for any Plan Year unless he will have attained age 50 before the close of the Plan Year and he has taken all actions necessary to maximize the Elective Contributions allocable to his Elective Contributions Account for the Plan Year pursuant to section 5.1. No Participant shall be permitted to have Additional Elective Deferral Contributions made under this Plan in excess of the lesser of

(a) the applicable dollar amount, as defined in Sections 414(v)(2)(B)(i) and 414(v)(2)(C) of the Code;

(b) the excess (if any) of (1) the Participant’s Compensation for the calendar year, over (2) the Elective Contributions made on behalf of the Participant for the calendar year pursuant to section 5.1; and

(c) the excess (if any) of (1) 85% of the Participant’s Compensation for the Plan Year, over (2) the Elective Contributions made on behalf of the Participant for such Plan Year pursuant to section 5.1.

Each Participant’s Additional Elective Deferral Contribution shall be made in accordance with, and subject to the limitations of, Section 414(v) of the Code. Unless otherwise required by Section 414(v) of the Code, such Additional Elective Deferral Contribution shall not be taken into account for purposes of the provisions of this Plan implementing the requirements of Sections 401(a)(4), 401(k)(3), 401(k)(12), 402(g), 410(b), 415, or 416 of the Code, as applicable, by reason of making such contributions. Additional Elective Deferral Contributions shall not be taken into account for purposes of computing Qualified Matching Contributions and/or Matching Contributions.

5.3	Matching Contributions and Qualified Matching Contributions

(a)	(1) (A) Each Employer, at the discretion of the Board of Directors of the Company, may contribute to the Trust a Qualified Matching Contribution in cash or Employer Securities on behalf of each eligible Participant (as determined pursuant to section 5.3(b)) for whom an Elective Contribution is made to the Plan for the Matching Contributions Allocation Period. The amount of the Qualified Matching Contribution made pursuant to this section 5.3(a)(1), if any, shall be determined by the Board of Directors for the Company. The amount allocable to a Participant eligible to share in the Qualified Matching Contribution under this section 5.3(a)(1) for the Matching Contributions Allocation Period shall be:

(i) the amount that shall bear the same ratio to the total of such contribution for the Matching Contributions Allocation Period

(ii) as the Participant’s Recognized Elective Contribution for the Matching Contributions Allocation Period bears to the aggregate Recognized Elective Contributions of all Participants employed by the Employers who are eligible to share in the contribution for such Matching Contributions Allocation Period.

(B) In the event that Qualified Matching Contributions are made pursuant to this section 5.3(a)(1) for Matching Contributions Allocation Periods other than annual contribution periods during the Plan Year and the Participant’s aggregate Elective Contributions for the Plan

Year would have entitled the Participant to greater aggregate Qualified Matching Contributions under an annual Matching Contribution Allocation Period than were made on behalf of the Participant for the Plan Year under the Matching Contribution Allocation Periods selected by the Board of Directors (or otherwise required by the Plan), then, for the final Matching Contribution Allocation Period during the Plan Year, the Participant’s Employer, at the discretion of the Board of Directors of the Company, may contribute to the Trust on behalf of the Participant an additional Qualified Matching Contribution, the amount of which (when added to the Participant’s Qualified Matching Contribution for the final Matching Contribution Allocation Period during the Plan Year) shall cause the Participant’s aggregate Qualified Matching Contributions for the Plan Year to equal a percentage of his Recognized Elective Contributions for the Plan Year that is equal to the percentage of Recognized Elective Contributions for the final Matching Contribution Allocation Period for the Plan Year that the Company elected to make on behalf of each eligible Participant for whom an Elective Contribution is made to the Plan for the final Matching Contributions Allocation Period.

(2)(A) Each Employer, at the discretion of the Board of Directors of the Company, may contribute to the Trust a Matching Contribution in cash or Employer Securities on behalf of each eligible Participant (as determined pursuant to section 5.3(b)) for whom an Elective Contribution is made to the Plan for the Matching Contributions Allocation Period. The amount of the Matching Contribution made pursuant to this section 5.3(a)(2), if any, shall be determined by the Board of Directors of the Company. The amount allocable to a Participant eligible to share in the Matching Contribution for the Matching Contributions Allocation Period shall be:

(i)	the amount that shall bear the same ratio to the total of such contribution for the Matching Contributions Allocation Period

(ii)	as the Participant’s Recognized Elective Contribution for such Matching Contributions Allocation Period bears to the aggregate Recognized Elective Contributions of all Participants employed by such Employer who are eligible to share in the contribution for such Matching Contributions Allocation Period.

(B) In the event that Matching Contributions are made pursuant to this section 5.3(a)(2) for Matching Contributions Allocation Periods other than annual contribution periods during the Plan Year and the Participant’s aggregate Elective Contributions for the Plan Year would have entitled the Participant to greater aggregate Matching Contributions under an annual Matching Contribution Allocation Period than were made on behalf of the Participant for the Plan Year under the Matching Contribution Allocation Periods selected by the Board of Directors (or otherwise required by the Plan), then, for the final Matching Contribution Allocation Period during the Plan Year, the Participant’s Employer, at the discretion of the Board of Directors of the Company, may contribute to the Trust on behalf of the Participant an additional Matching Contribution, the amount of which (when added to the Participant’s Matching Contribution for the final Matching Contribution Allocation Period during the Plan Year) shall cause the Participant’s aggregate Matching Contributions for the Plan Year to equal a percentage of his Recognized Elective Contributions for the Plan Year that is equal to the percentage of Recognized Elective Contributions for the final Matching Contribution Allocation Period for the Plan Year that the Company elected to make on behalf of each eligible Participant for whom an Elective Contribution is made to the Plan for the final Matching Contributions Allocation Period.

(3) For purposes of sections 5.3(a)(1) and 5.3(a)(2), a Participant’s Recognized Elective Contribution for each Plan Year or Matching Contributions Allocation Period (as the case may be) shall be equal to

(A) the aggregate amount of his Elective Contribution made to the Plan pursuant to section 5.1(a) (after consideration of the refund requirements of sections 5.1(c) and 5.1(h)),

(B) reduced by any portion of his Elective Contribution in excess of a specified percentage of each Participant’s Compensation and/or a specified maximum dollar amount, as determined by the Board of Directors of the Company for the Matching Contributions Allocation Period and applied consistently to each Participant.

(b)	(1) Except as otherwise provided in this section 5.3(b), each Participant shall be eligible to share in the Qualified Matching Contributions provided that the Matching Contributions Allocation Period is not greater than quarterly. If the Matching Contributions Allocation Period is greater than quarterly, a Participant must be employed by his Employer on the last day of the Plan Year to be eligible to share in the Qualified Matching Contributions (or if his employment is terminated by his retirement, disability [as defined in section 7.2(b)] or death).

(2) Except as otherwise provided in this section 5.3(b), each Participant shall be eligible to share in the Matching Contributions provided that the Matching Contributions Allocation Period is not greater than quarterly. If the Matching Contributions Allocation Period is greater than quarterly, a Participant must be employed by his Employer on the last day of the Plan Year to be eligible to share in the Matching Contributions (or if his employment is terminated by his retirement, disability [as defined in section 7.2(b)] or death).

(3) In the event that the eligibility requirements set forth in section 5.3(b)(1) or (2) would cause this Plan to fail to meet the coverage requirements of this section 5.3(b)(3) for any Matching Contributions Allocation Period, a Participant shall also be entitled to share in the Qualified Matching Contribution pursuant to section 5.3(a)(1) or the Matching Contribution pursuant to section 5.3(a)(2) if he meets the requirements of section 5.3(b)(4). In order to meet the coverage requirements of this section 5.3(b)(3) for the Plan Year, the Plan’s “ratio percentage” for the Matching Contributions Allocation Period shall be at least seventy percent (70%). For purposes of this section 5.3(b)(3), the Plan’s “ratio percentage” shall mean the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the percentage of the Non-Highly Compensated Employees who benefit under the Plan by the percentage of the Highly Compensated Employees who benefit under the Plan. The percentage of the Non-Highly Compensated Employees who benefit under the Plan shall be determined by dividing the number of Non-Highly Compensated Employees who are Participants in the Plan and are entitled to share in Qualified Matching Contributions pursuant to section 5.3(a)(1) or Matching Contributions pursuant to section 5.3(a)(2) under the Plan by the total number of Non-Highly Compensated Employees who have met the eligibility and participation requirements of Article IV. The percentage of the Highly Compensated Employees who benefit under the Plan shall be determined by dividing the number of Highly Compensated Employees who are Participants in the Plan and are entitled to share in Qualified Matching Contributions or Matching Contributions under the Plan by the total number of Highly Compensated Employees who have met the eligibility and participation requirements of Article IV. The Plan’s “ratio percentage” shall be determined as of the last day of the Matching Contributions Allocation Period taking into account all Employees who were Employees on any day during the Matching Contributions Allocation Period.

(4) If this Plan would otherwise fail to meet the coverage requirements of section 5.3(b)(3) for a Matching Contributions Allocation Period a Participant shall be entitled to share in the Qualified Matching Contributions section 5.3(a) or Matching Contributions pursuant to this section 5.3(b)(4) if:

(A) he is a Non-Highly Compensated Employee; and

(B) the allocation of a Qualified Matching Contribution or Matching Contribution to the Participant is required by this section 5.3(b)(4)(B). The number of Participants entitled to an allocation required by this section 5.3(b)(4)(B) (the “Required Number of Participants”), when added to the Non-Highly Compensated Employees who are eligible to receive an allocation pursuant to the provisions of section 5.3(b)(1) and (2), shall be equal to the minimum number of Non-Highly Compensated Employees who are required to be eligible for an Qualified Matching Contribution or Matching Contribution from the Plan during the Matching Contributions Allocation Period in order to meet the minimum coverage requirements of section 5.3(b)(3). An allocation is required by this section 5.3(b)(4)(B) if a Participant is among the Required Number of Participants paid the lowest Compensation by their Employers for the Matching Contributions Allocation Period (determined without regard to those Participants who are entitled to an allocation pursuant to section 5.3(b)(1) and (2) above). If two or more Participants would otherwise be determined to have been paid the same amount of Compensation by their Employers for the Matching Contributions Allocation Period, then the Participant who was first credited with an Hour of Service for his Employer or any Affiliate thereof shall be deemed to be paid the lowest Compensation of such two or more Participants and the Participant who was next credited with an Hour of Service for his Employer or any Affiliate thereof shall be deemed to be paid the next lowest Compensation and the process shall be repeated until the Plan Administrator has determined the Participants who are among the Required Number of Participants paid the lowest Compensation by their Employers for the Matching Contributions Allocation Period.

(b) Except as noted in section 5.3(d), any Qualified Matching Contribution or Matching Contribution made by an Employer on account of an Elective Contribution that has been refunded pursuant to the terms of the Plan shall be forfeited. Unless otherwise required by section 7.3(c)(3) such forfeiture (together with any additional unallocated forfeitures) shall be used to first reduce Matching Contributions, and then, to the extent available, to reduce Qualified Matching Contributions.

(c) In the event that the Matching Contributions (together with Qualified Matching Contributions treated as matching contributions) of Highly Compensated Employees exceed the limitations of section 5.7:

(1) The non-vested portion of such aggregate excess Matching Contributions (including earnings thereon for the Plan Year to which the excess contributions relate), if any, determined as set forth in section 5.3(d)(3) and (4) below, shall be forfeited and used or reallocated in a manner consistent with the requirements of section 5.3(c).

(2) The aggregate excess Qualified Matching Contributions and the vested portion of the aggregate excess Matching Contributions (including, in each case, earnings thereon for the Plan Year to which the excess contributions relate), if any, determined as set forth in section 5.3(d)(3), shall be distributed to the Highly Compensated Employees as provided in section 5.3(d)(4) on or before the 15th day of the third month after the close of the Plan Year to which the Qualified Matching Contributions and Matching Contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess Qualified Matching Contributions and Matching Contributions, (plus the earnings thereon for the Plan Year to which the excess contributions relate) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

(3) For purposes of sections 5.3(d)(1) and (2), the amount of the aggregate excess Qualified Matching Contributions and Matching Contributions for the Plan Year shall be equal to the sum of the amounts of such excess contributions attributable to each Highly Compensated Employee for the Plan Year.

(A) In order to determine the amount of the excess Qualified Matching Contributions and Matching Contributions attributable to each Highly Compensated Employee, the Plan Administrator shall first reduce the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio for the Plan Year to the extent required to:

(i) enable the arrangement to satisfy the limitations set forth in section 5.7 or

(ii) cause such Highly Compensated Employee’s Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

Then, if necessary, the Plan Administrator shall reduce the Actual Contribution Ratios of the Highly Compensated Employees with the next highest Actual Contribution Ratio for the Plan Year (including the Actual Contribution Ratio(s) of the Highly Compensated Employee(s) whose Actual Contribution Ratio the Plan Administrator already has reduced) to the extent required to comply with section 5.3(d)(3)(A)(i) or 5.3(d)(3)(A)(ii). This process shall then be repeated until the Actual Contribution Percentage for the Highly Compensated Employees satisfies the limitations set forth in section 5.7.

(B) The amount of the excess Qualified Matching Contributions and Matching Contributions attributable to each Highly Compensated Employee shall equal the remainder of

(i) the total Qualified Matching Contributions and Matching Contributions, (and Non-Elective Contributions treated as Matching Contributions) on behalf of the Participant (determined prior to the application of this section 5.3(d)(3)), minus

(ii) the amount determined by multiplying the Participant’s Actual Contribution Ratio (determined after application of section 5.3(d)(3)(A)) by his Compensation used in determining such ratio.

(C) In determining the amount of the excess Qualified Matching Contributions and Matching Contributions, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee’s Compensation. In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of Qualified Matching Contributions and Matching Contributions on behalf of such Highly Compensated Employee for such Plan Year.

(4) In order to determine the dollar amount of the excess Qualified Matching Contributions and Matching Contributions forfeitable with respect to, and distributable to, each Highly Compensated Employee pursuant to sections 5.3(d)(1) and (2), the Plan Administrator shall first reduce the Qualified Matching Contributions and Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Qualified Matching Contributions and Matching Contributions for the Plan Year by a dollar amount equal to the lesser of

(A) the aggregate excess Qualified Matching Contributions and Matching Contributions, determined under section 5.3(d)(3), or

(B) the dollar amount necessary to reduce such Highly Compensated Employee’s Qualified Matching Contributions and Matching Contributions, to a dollar amount that is equal to the dollar amount of Qualified Matching Contributions and Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Qualified Matching Contributions and Matching Contributions.

Then, if necessary, the Plan Administrator shall reduce the Qualified Matching Contributions and Matching Contributions of the Highly Compensated Employees with the next highest dollar amount of Qualified Matching Contributions and Matching Contributions for the Plan Year (including the Highly Compensated Employee(s) whose Qualified Matching Contributions and Matching Contributions the Plan Administrator already has reduced) to the extent required to comply with sections 5.3(d)(4)(A) or 5.3(d)(4)(B). This process shall then be repeated until the aggregate excess Qualified Matching Contributions and Matching Contributions determined under section 5.3(d)(3) have been eliminated. The reduced amounts to be determined for each Highly Compensated Employee shall first be deemed to be Qualified Matching Contributions and then be deemed to be Matching Contributions. The reduced amounts shall be forfeited and/or distributed in accordance with sections 5.3(d)(1) and (2) to the Highly Compensated Employees to whom the reductions are attributable under this section 5.3(d)(4). For purposes of this subparagraph, Qualified Matching Contributions and Matching Contributions shall include amounts treated as Matching Contributions.

(5) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

5.4	Employer Discretionary Contributions.

An Employer may make Employer Discretionary Contributions in the form of cash or Employer Securities to the Employer Contributions Accounts of Participants who are employed by their Employer on the last day of the Plan Year (or whose employment is terminated by retirement, disability (as defined in section 7.2(b)) or death). The amount, if any, to be contributed to the Trust by an Employer as an Employer Discretionary Contribution for each Plan Year shall be determined by the Board of Directors of the Company. If a Participant’s Compensation is used to determine the amount of his or her Employer Discretionary Contribution, then for such purposes, his or her Compensation shall include any Special Bonus.

5.5	Non-Elective Contributions.

An Employer, at the discretion of the Board of Directors of the Company, may make Non-Elective Contributions in the form of cash or Employer Securities to the Qualified Non-Elective Contributions Accounts of eligible Participants, as described in section 6.4(b)(6).

5.6	Limitations on Contributions and Forfeitures.

It is the present intention of each Employer to make recurring and substantial contributions to the Trust for each Plan Year, but in no event shall such contribution for any corresponding taxable year of an Employer exceed the maximum amount deductible from the Employer’s income for such taxable year under Code Section 404(a). If the Employers are not treated as separate lines of business under Code Section 414(r), the discretionary contributions made by each Employer, including any amounts forfeited and allocated as such contributions, shall be allocated among Participants without regard to each Participant’s employment relationship with a particular Employer, as required by section 6.4(b) (but subject to any other applicable requirements, as set forth herein).

5.7	Limitations on Elective Contributions, Qualified Matching Contributions and Matching Contributions.

The amounts contributed as Elective Contributions, Qualified Matching Contributions, and Matching Contributions shall be limited as follows:

(a) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the current Plan Year which meets either of the following tests:

(1) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25, or

(2) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise); and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees, multiplied by 2.0 (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise).

(b) The Actual Contribution Percentage for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Contribution Percentage for all other eligible Employees for the current Plan Year which meets either of the following tests:

(1) The Actual Contribution Percentage for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees multiplied by 1.25, or

(2) The excess of the Actual Contribution Percentage for the group of eligible Highly Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise); and the Actual Contribution Percentage for the group of eligible Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees, multiplied by 2.0 (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise).

(c) A matching contribution with respect to an Elective Contribution for a Plan Year shall not be taken into account under the Actual Contribution Percentage test for a Non-Highly Compensated Employee to the extent that it exceeds the greatest of:

(1) 5% of the Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year;

(2) the Non-Highly Compensated Employee’s Elective Contributions for the Plan Year; and

(3) the product of two times the Plan’s “representative matching rate” and the Non-Highly Compensated Employee’s Elective Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year). The “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s matching rate is determined assuming that an Employee’s Elective Contributions are equal to 6% of Code Section 414(s) compensation.

(d) The Actual Deferral Percentages and the Actual Contribution Percentages for the group of Highly Compensated Employees and for the group of all other eligible Employees, computed in accordance with sections 5.7(a) and 5.7(b) for purposes of limiting contributions in sections 5.1 and 5.3, may be separately determined, and applied, for the Employees within each group of Employees that may be separately tested in accordance with applicable Treasury Regulations.

(e) The Actual Deferral Ratio of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective

Contributions (and Qualified Non-Elective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the Actual Deferral Percentage test) allocated to such Participant’s Accounts under two or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Non-Elective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.

(f) The Actual Contribution Ratio for any Participant who is a Highly Compensated Employee and who is eligible to have matching contributions allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two ore more such plans that have different plan years, then all matching contributions made during the Plan Year begin tested under all such plans shall be aggregated, without regard to the plan years of the other plans.

(g) Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account to determine an Actual Deferral Ratio to the extent such contributions are taken into account for purposes of satisfying any other Actual Deferral Percentage test, any Actual Contribution Percentage test, or the requirements of Treasury Regulation Sections 1.401(k)-3, 1.401(m)-3, or 1.301(k)-4. Thus, for example, matching contributions that are made pursuant to Treasury Regulation Section 1.401(k)-3(c) cannot be taken into account under the Actual Deferral Percentage test. Similarly, if the Plan switches from the current year testing method to the prior year testing method pursuant to Treasury Regulation Section 1.401(k)-2(c), Qualified Non-Elective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(h) Qualified Matching Contributions may only be used to calculate an Actual Deferral Ratio to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the Actual Contribution Percentage test for the Plan Year under the rules of Treasury Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in the Plan.

(i) Except as otherwise provided in this section, the Plan may use the current year testing method or the prior year testing method for the Actual Deferral Percentage test and the Actual Contribution Percentage test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the other test for that Plan Year; provided, however, that if different testing methods are used, then the Plan cannot use:

(A) the recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(B) the rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the Actual Contribution Percentage test (rather than the Actual Deferral Percentage test); or

(C) the rules of Treasury Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the Actual Deferral Percentage test (rather than the Actual Contribution Percentage test).

(j) Corrective Contributions: Effective April 1, 2007, if a failed Actual Deferral Percentage test or Actual Contribution Percentage test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contributions made on behalf of any Non-Highly Compensated Employee pursuant to such provisions to an amount that does not exceed the targeted contribution limits of section 6.4(b)(6) of the Plan.

(k) Initial Plan Year: In the case of the first Plan Year of the Plan (and any other Plan Year which may properly be subject to Section 401(k)(3)(E) and/or 401(m)(3) of the Code), the amount taken into account as the Actual Deferral Percentage and the Actual Contribution Percentage for the group of eligible Employees who are not Highly Compensated Employees for the preceding Plan Year shall be:

(1) three percent (3%); or

(2) if elected by the Company under this section 5.7(k), the Actual Deferral Percentage and the Actual Contribution Percentage for the group of eligible Employees who are not Highly Compensated Employees for such first Plan Year.

5.8	Form and Timing of Contributions.

Contributions due from an Employer for any Plan Year shall be made in cash or Employer Securities. Such payments may be made by a contributing Employer at any time, but payment of Qualified Matching Contributions, Matching Contributions, and Non-Elective Contributions for any Plan Year shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer’s federal income tax return for its taxable year within which such Plan Year ends. Payment of any Elective Contribution shall be made not later than the earliest date on which such contribution can reasonably be segregated from the Employer’s general assets (and, if earlier, not later than the 15th business day of the month following the month in which it is withheld from a Participant’s pay). In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to a Participant’s salary reduction election cannot precede the earlier of (1) the performance of services relating to the contribution, or (2) the date when Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

5.9	Rollover Contributions.

Each Employee at any time during a Plan Year, with the consent of the Plan Administrator and in such manner as prescribed by the Plan Administrator, may pay or cause to be paid to a Trustee a rollover contribution (as defined in the applicable sections of the Code, except that for this purpose “rollover contribution” shall be deemed to include both a direct payment from an Employee and a direct transfer from a trustee of another qualified plan in which the Employee is or was a participant). Effective January 1, 2002, the Plan will accept Participant rollover contributions and direct rollovers of distributions made after December 31, 2001, only from a qualified plan described in Section 401(a) of the Code, excluding after-tax employee contributions.

5.10	No Duty to Inquire.

The Trustees shall have no right or duty to inquire into the amount of any contribution made by an Employer or any Participant or the method used in determining the amount of any such contribution, or to collect the same, but each Trustee shall be accountable only for funds actually received by it.

ARTICLE VI

PARTICIPANTS’ ACCOUNTS

6.1	Common Fund.

Except as otherwise provided in this Plan or in the Agreement and Declarations of Trust, the assets of each Trust (or, to the extent provided in Article X, the assets of each Fund) shall constitute a common fund in which each Participant (or each Participant who has directed that a portion of his Account be invested in such Fund) shall have an undivided interest.

6.2	Establishment of Accounts

(a) The Plan Administrator shall establish and maintain with respect to each Participant four Accounts, designated as the Participant’s Elective Contributions Account, Employer Contributions Account, Qualified Matching Contributions Account, and Matching Contributions Account. For each Participant who is credited with a portion of any Non-Elective Contribution made pursuant to section 5.5 (or who previously has been credited with a portion of any qualified non-elective contribution made pursuant to the predecessor provisions of this Plan), the Plan Administrator shall establish and maintain a Qualified Non-Elective Contributions Account. For each Participant credited with a Rollover Contribution made pursuant to section 5.9 or credited with amounts attributable to merged plans as described in section 6.2(e), the Plan Administrator shall establish and maintain a Rollover/Merger Account. Each Participant’s Accounts shall, collectively, reflect the Participant’s interest in the Trust Fund.

(b) Each Participant’s Elective Contributions Account shall include Elective Contributions pursuant to section 5.1 and adjustments thereto. A Participant’s Elective Contributions Account shall also include amounts previously attributable to the Participant’s “Elective Contributions Account” in this Plan as of the Effective Date of this Amendment and Restatement, including:

(1) salary reduction contributions to the 401(k) Plan (and earnings attributable thereto) on behalf of a Participant prior to the merger of the 401(k) Plan with this Plan, effective October 1, 1993;

(2) the Participant’s “Employer Contributions Account” in this Plan as of December 31, 1995, under the terms of this Plan in effect as of such date;

(3) the Participant’s “ESOP Elective Contributions Account” in this Plan as of August 1, 1999;

(4) the Participant’s “401(k) Elective Contributions Account” in this Plan as of August 1, 1999;

(5) the Participant’s “Elective Contributions Account” in the PSS ESOP as of the date of its merger with this Plan;

(6) salary reduction contributions (and earnings attributable thereto) on behalf of the Participant to the PSS/Taylor Plan prior to the merger of the PSS/Taylor Plan with this Plan, effective April 21, 2000;

(7) salary deferral contributions (and earnings attributable thereto) on behalf of Participants to the National Med Supply Plan prior to the merger of the National Med Supply Plan with this Plan, effective August 1, 2001; and

(8) the Participant’s “Supplemental ESOP Matching Contributions” in this Plan prior to April 1, 2002.

(c) Each Participant’s Employer Contributions Account shall include amounts contributed pursuant to section 5.4 and adjustments thereto. A Participant’s Employer Contributions Account shall also include amounts previously attributable to the Participant’s “Employer Contribution Account” in this Plan as of the Effective Date of this Amendment and Restatement, including:

(1) the Participant’s “ESOP Matching Contributions Account” in this Plan as of August 1, 1999; and

(2) the Participant’s “ESOP Employer Contributions Account” in this Plan as of August 1, 1999.

(d) Each Participant’s Qualified Matching Contributions Account shall include Qualified Matching Contributions made pursuant to section 5.3(a)(1), and adjustments thereto. A Participant’s Qualified Matching Contributions Account shall also include amounts previously attributable to the Participant’s “ESOP Contribution Account” (including “ESOP Matching Contributions” allocated after October 23, 1998) in the PSS ESOP as of the date of its merger with this Plan, and other amounts in the Participant’s “Post-1998 ESOP Matching Contributions Account” in this Plan as of the Effective Date of this Amendment and Restatement.

(e) Each Participant’s Rollover/Merger Account shall include Rollover Contributions made pursuant to section 5.9. A Participant’s Rollover/Merger Account shall also include amounts previously attributable to the Participant’s “Rollover/Merger Account” as of the Effective Date of this Amendment and Restatement, including:

(1) the Brown’s Medical Supply Co. Retirement Savings Plan and the Y-Laboratories & Supplies, Inc. 401(k) Retirement Plan prior to the merger of the Brown’s Medical Supply Co. Retirement Savings Plan and the Y-Laboratories & Supplies, Inc. 401(k) Retirement Plan with this Plan, effective as of January 1, 1997 and October 1, 1997, respectively;

(2) the PSS ESOP prior to its merger with this Plan as of August 1, 1999 (other than amounts attributable to the “Elective Contribution Account” and the “ESOP Contribution Account” in the PSS ESOP);

(3) the PSS/Taylor Plan prior to its merger with this Plan as of April 21, 2000 (other than salary reduction contributions and adjustments thereto); and

(4) the National Med Supply Plan prior to its merger with this Plan as of August 1, 2001 (other than salary deferral contributions and adjustments thereto).

(f) The Plan Administrator may establish separate sub-accounts within the Rollover/Merger Account as needed. The Plan Administrator may establish and maintain additional sub-accounts from time to time to provide for amounts credited to Participants and transferred from other tax-qualified retirement plans merged with this Plan upon the authorization and direction of the Board of Directors.

(g) Each Participant’s Matching Contributions Account shall include Matching Contributions made pursuant to section 5.3(a)(2), and adjustments thereto, made for Matching Contributions Allocation Periods beginning after March 31, 2001.

(h) For each Participant who is credited with a portion of any Non-Elective Contribution made pursuant to section 5.5 (or who previously has been credited with a portion of any qualified non-elective contribution made pursuant to the predecessor provisions of this Plan), the Plan Administrator shall establish and maintain a Qualified Non-Elective Contributions Account. Notwithstanding any other provision of this Plan, any qualified non-elective contribution made pursuant to the predecessor provisions of this Plan shall be credited as provided by this section 6.2(h) without regard to the account to which such amount may have been previously credited.

(i) The Plan Administrator may establish such additional Accounts as are necessary to reflect a Participant’s interest in the Trust Fund.

6.3	Interests of Participants.

The interest of a Participant in the Trust Fund shall be the vested balance remaining from time to time in his Accounts after making the adjustments required in section 6.4.

6.4	Adjustments to Accounts.

Subject to the provisions of section 6.5, the Accounts of a Participant shall be adjusted from time to time as follows:

(a) As of each Valuation Date, each Participant’s Accounts shall be credited with his share of the contributions to the Plan, and shall be further adjusted, as follows:

(1) The Elective Contributions Account of a Participant shall be credited with any Elective Contributions made by his Employer on his behalf and not previously credited to the Participant.

(2) The Elective Contributions Account of an eligible Participant shall be credited with any Additional Elective Deferral Contributions made by his Employer on his behalf and not previously credited to the Participant.

(3) The Qualified Matching Contributions Account of a Participant shall be credited with any Qualified Matching Contributions with respect to a Matching Contributions Allocation Period made by the Employers on his behalf.

(4) The Matching Contributions Account of an eligible Participant, as determined by section 5.3(b), shall be credited with any Matching Contributions made by the Employers on his behalf with respect to a Matching Contributions Allocation Period and not previously credited to the Participant.

(5)	(A) The Employer Contributions Account of an eligible Participant shall be credited with his share of the Employer Discretionary Contribution, if any, made by the Employers and not previously credited to the Participant. The amount allocable to a Participant entitled to a share of the contribution for the Plan Year shall be the amount that shall bear the same ratio to the total of such contribution as the Participant’s Compensation for such Plan Year bears to the aggregate of the Compensation of all Participants for the Plan Year who are entitled to share in the Employer Discretionary Contribution for such Plan Year. The Participant shall be entitled to share in the Employer Discretionary Contribution if he meets the requirements of section 5.4.

(B) For each Plan Year in which this Plan is a Top Heavy Plan, a Participant who is employed by an Employer on the last day of such Plan Year and who is a Non-Key Employee for such Plan Year shall be entitled to share in an Employer Discretionary Contribution to the extent such allocation does not exceed at least three percent (3%) of his Section 415 Compensation (or, if less, the highest percentage of such Section 415 Compensation allocated to a Key Employee’s Accounts hereunder (other than any amount allocated as an Additional Elective Deferral Contribution or to a Rollover/Merger Account), as well as his employer contribution accounts under any other defined contribution plan maintained by such Employer or an Affiliate, including any elective contribution to any plan subject to Code Section 401(k)), regardless of whether the preceding requirements of section 5.4 and this section 6.4(b)(5)

have been met for such Participant. Notwithstanding the foregoing, Matching Contributions allocated to a Participant entitled to a contribution allocation pursuant to this section 6.4(b)(5)(B) shall be taken into account for purposes of satisfying the minimum contribution requirements of this section 6.4(b)(5)(B) and Section 416(c)(2) of the Code. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements of Section 416(c)(2) of the Code shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage test requirements of sections 5.3 and 5.7 and the requirements of Section 401(m) of the Code.

(6) The Qualified Non-Elective Contributions Account of an eligible Participant shall be credited with his share of the Non-Elective Contribution, if any, made by the Employers pursuant to section 5.5 and not previously credited to the Participant as provided by this section 6.4(b)(6). The amount of any Non-Elective Contribution shall be credited, to the extent available, first to the Participant who is a Non-Highly Compensated Employee and whose Compensation for the Plan Year is the lowest of all Participants in an amount that does not exceed (A) the limitations on Annual Additions described in section 6.5 after taking into consideration all other contributions allocable to the Participant pursuant to section 6.4(b) and (B) the product of that Participant’s Code Section 414(s) compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” If any Non-Elective Contribution remains to be credited to Participants, then such Non-Elective Contribution shall next be credited, to the extent available, to the Participant who is the Non-Highly Compensated Employee whose Compensation for the Plan Year is the second lowest of all Participants in the same manner as the first level of crediting and such crediting process shall continue until all of the Non-Elective Contribution is credited. In no event shall a Participant who is a Highly Compensated Employee be eligible to be credited with any portion of any Non-Elective Contribution. Any Qualified Non-Elective Contribution taken into account under an Actual Deferral Percentage test under Treasury Regulation Section 1.401(k)-2(a)(6) (including determination of the “representative contribution rate” for purposes of Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B)) shall not be permitted to be taken into account for purposes of the Actual Contribution Percentage test. For purposes of this section:

(A)	For Qualified Non-Elective Contributions that are to be taken into account in determining the Actual Deferral Ratio for a Plan Year for a Non-Highly Compensated Employee:

(i)	“representative contribution rate” shall mean the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and

(ii)	“applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the Qualified Matching Contributions (as determined in Treasury Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee Code Section 414(s) compensation for the same period.

(B)	For Qualified Non-Elective Contributions that are to be taken into account under the Actual Contribution Percentage test for a Plan Year for a Non-Highly Compensated Employee,

(i)	“representative contribution rate” shall mean the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and

(ii)	“applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the matching contributions (as defined in Treasury

Regulation Section 1.401(m)-(1)(a)(2)) taken into account in determining the Actual Contribution Ratio for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for that Non-Highly Compensated Employee for the Plan Year, divided by that Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the foregoing, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Service Contract Act of 1965, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent that such contributions do not exceed 10% of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

(7) The Rollover/Merger Account of an Employee shall be credited with the Rollover Contributions, if any, made by the Employee pursuant to section 5.9 and not previously credited to the Employee.

(b) As of each Valuation Date, each Account of a Participant shall be charged with the amount of any distribution made to, or withdrawal made by, the Participant or his beneficiary from such Account during the Valuation Period ending with such Valuation Date.

(c) The Trust Funds, each Fund, and the assets thereof shall be valued at their fair market value as of each Valuation Date. Employer Securities shall be accounted for as provided in Treasury Regulation Section 1.402(a)-1(b)(2)(ii), or any successor regulation or statute. The Plan Administrator may adopt such additional accounting procedures as are necessary to accurately reflect each Participant’s interests in the Trust Fund or in any Fund. Such accounting procedures shall include any procedures necessary to appropriately reflect any earnings and losses that may result from delays that may occur in completing scheduled transactions. All such procedures shall be applied in a consistent, nondiscriminatory manner.

(d) If the Plan Administrator determines in making any valuation, allocation or adjustments to any Participant’s Account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce equitable and nondiscriminatory allocation among the Participants’ Accounts, it may modify any procedures specified in the Plan for purposes of achieving an equal and nondiscriminatory allocation in accordance with the general concepts and purposes of the Plan; provided, however, that any such modification shall not be inconsistent with the provisions of Section 401(a)(4) of the Code.

6.5	Limitation on Allocation of Contributions

(a) Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant’s Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of (1) $49,000 for the 2009 Plan Year, (or such greater amount as the Secretary of the Treasury may prescribe) or (2) 100% of the Participant’s Section 415 Compensation. The compensation limit set forth in this subsection (a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code), which is otherwise treated as an Annual Addition.

(b) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the Annual Additions for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in section 6.5(c). Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments shall be required to any other plan; provided, however, that any excess Annual Additions attributable to voluntary contributions to other plans shall first be returned to the Participant from the plans to which such contributions were made.

(c) If a Participant’s Annual Additions during any Limitation Year exceed the limits set forth in subsection (a) above, then such excess Annual Additions shall be corrected through the Employee Plans Compliance Resolutions System or such other correction method allowed by statute, regulations, or regulatory authorities.

ARTICLE VII

BENEFITS UNDER THE PLAN

7.1	Retirement Benefit

(a) A Participant shall be entitled to retire from the employ of his Employer upon such Participant’s Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, no retirement benefits shall be payable to him, and he shall continue to be treated in all respects as a Participant; provided, however, that a Participant who is a 5% owner of the Company (or any Affiliate) and who attains age 70 1/2 shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he attains age 70 1/2. In addition, upon giving thirty (30) days written notice, a Participant may take an early retirement commencing on or after the occurrence of such Participant’s Early Retirement Date.

(b) Upon the retirement of a Participant as provided in section 7.1(a) and subject to adjustment as provided in section 8.4(b), such Participant shall be entitled to a retirement benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with his benefit commencement date, plus the amount of any contributions allocated subsequent to such Valuation Date.

7.2	Disability Benefit

(a) In the event a Participant’s employment with his Employer is terminated by reason of his total and permanent disability and subject to adjustment as provided in section 8.4(b), such Participant shall be entitled to a disability benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the severance of his employment, plus the amount of any contributions allocated subsequent to such Valuation Date.

(b) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a physician who is acceptable to the Plan Administrator and only if such proof is received by the Administrator within sixty (60) days after the date of the termination of such Participant’s employment.

7.3	Severance from Employment Benefit

(a) In the event a Participant’s employment with his Employer is severed for reasons other than retirement, total and permanent disability or death, and subject to adjustment as provided in section 8.4(b), such Participant shall be entitled to a severance from employment benefit in an amount equal to his vested interest in the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the severance of his employment, plus his vested interest in the amount of any contributions allocated subsequent to such Valuation Date. This section shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

VII-1

(a)	(1) The vested interest in the Employer Contributions Account and the Matching Contributions Account of each Participant shall be a percentage of the balance of each such Account as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the severance of his employment, as follows:

Years of Service	Non-Forfeitable Percentage
Less than 2 Years of Service	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years, but less than 6 years	80%
6 years or more	100%

(2) Notwithstanding the foregoing, a Participant shall be 100% vested in his Employer Contributions Account and his Matching Contributions Account upon attaining his Normal or Early Retirement Date. A Participant’s vested interest in his Elective Contributions Account, Qualified Matching Contributions Account, Qualified Non-Elective Contributions Account, and Rollover/Merger Account shall be 100% regardless of the number of his Years of Service.

(b)

(1) If the severance from employment results in five consecutive Breaks in Service, then upon the occurrence of such five consecutive Breaks in Service, the nonvested interest of the Participant in his Employer Contributions Account and his Matching Contributions Account as of the Valuation Date immediately preceding or concurring with the date of his completion of five consecutive Breaks in Service shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 7.3(c)(3) and 5.3(c) at the end of the Plan Year concurring with the date the fifth such consecutive Break in Service occurs. If the Participant is later reemployed by an Employer or an Affiliate, the unforfeited balance, if any, in his Employer Contributions Account and his Matching Contributions Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant’s Years of Service after any five consecutive Breaks in Service resulting from such severance from employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Employer Contributions Account that accrued before such five consecutive Breaks in Service. If interests in more than one class of Employer Securities have been so allocated to such

VII-2

Participant’s Accounts, the Participant shall forfeit the same proportion of each such class.

(2) Notwithstanding any other provision of this section 7.3, if a Participant is reemployed by an Employer or an Affiliate and, as a result, no five consecutive Breaks in Service occur, the Participant shall not be entitled to any severance from employment benefit as a result of such severance from employment; provided, however, that nothing contained herein shall require or permit the Participant to return or otherwise have restored to his Employer Contributions Account and his Matching Contributions Account any funds distributed to him prior to his reemployment and the determination that no five consecutive Breaks in Service would occur.

(3) If a Participant is less than 100% vested in his Employer Contributions Account and his Matching Contributions Account and he receives all or a part of his severance from employment benefit, then, if the Participant resumes employment with an Employer or an Affiliate before the occurrence of five consecutive Breaks in Service, until such time as there is a fifth consecutive Break in Service, the Participant’s vested portion of the balance in his Employer Contributions Account and his Matching Contributions Account at any time shall be equal to an amount (“X”) determined by the formula X = P(AB + D) - D, where “P” is the vested percentage of the Participant at such time, “AB” is the balance in the Participant’s Employer Contributions Account or his Matching Contributions Account, as applicable, at such time and “D” is the amount distributed as a severance from employment benefit.

(c)	(1) Notwithstanding any other provision of this section 7.3, if at any time a Participant is less than 100% vested in his Employer Contributions Account and his Matching Contributions Account, and, as a result of his severance from employment, he receives his entire vested severance from employment benefit pursuant to the provisions of Article VIII, and the distribution of such benefit is made not later than the close of the fifth Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the nonvested interest of the Participant in his Employer Contributions Account and his Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 7.3(c)(3) and 5.3(c) at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

(2) If a Participant is not vested as to any portion of his Employer Contributions Account and his Matching Contributions Account, he will

VII-3

be deemed to have received a distribution immediately following his severance from employment. Upon the occurrence of such deemed distribution, the nonvested interest of the Participant in his Employer Contributions Account and his Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 7.3(c)(3) and 5.3(c), at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

(3) If a Participant whose interest is forfeited under this section 7.3(c) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive Breaks in Service commencing after his distribution, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of (1) five years after the Participant’s resumption of employment, or (2) the close of a period of five consecutive Breaks in Service, the full amount of the severance from employment benefit previously distributed to him. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a nonvested Participant whose interest was forfeited under this section 7.3(c) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive Breaks in Service, the nonvested interest of the Participant previously forfeited pursuant to the provisions of this section 7.3(c) shall be restored to the Employer Contributions Account and the Matching Contributions Account of the Participant, such restoration to be made from forfeitures of nonvested interests and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Employer Contributions Account balance and the Matching Contributions Account balance of the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.

7.4	Death Benefit

(a) In the event of the death of a Participant while he is employed by an Employer and subject to adjustment as provided in section 8.4(b), his beneficiary shall be entitled to a death benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his death plus the amount of any contributions allocated subsequent to such Valuation Date.

(b) Subject to the provisions of section 7.4(c), at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument filed with the Plan Administrator, signed by the Participant and bearing the signatures of at least two persons as witnesses to his signature. In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such

VII-4

beneficiary or beneficiaries shall predecease the Participant, then the Participant’s surviving Eligible Spouse, and if none, his issue, per stirpes, and if none, the personal representative of the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant, then his next of kin under the statute of descent and distribution of the State of such Participant’s domicile at the date of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

(c) Notwithstanding the foregoing, if the Participant is married as of the date of his death, the Participant’s surviving Eligible Spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the spouse consents or has consented to the Participant’s designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse’s consent may be either a restricted consent (which may not be changed as to the beneficiary or (except as otherwise permitted by law) form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights). Notwithstanding the preceding provisions of this section 7.4(c), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Administrator with a court order to such effect, or the spouse cannot be located.

7.5	Heroes Earnings Assistance and Relief Tax Act of 2008 (‘HEART’)

(a) Death Benefits. Beginning on or after April 1, 2008, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(b) Differential Wage Payments. For Plan Years beginning after December 31, 2008, (1) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (2) the differential wage payment shall be treated as compensation, and (3) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

VII-5

ARTICLE VIII

PAYMENTS OF BENEFITS

8.1	Time for Distribution of Benefits

(a) Except as otherwise provided under this Article VIII, the amount of the benefit to which a Participant is entitled under section 7.1, 7.2, 7.3, or 7.4 shall be paid to him or applied for his benefit or, in the case of a death benefit, shall be paid to or applied for the benefit of said Participant’s beneficiary or beneficiaries, as described within section 8.2 beginning as soon as practicable following the Valuation Date coincident with or next following the Participant’s retirement, disability, death, or other severance from employment, as the case may be.

(b)	(1) Any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to section 8.1(a) shall commence not later than the earlier of:

(A) the 60th day after the last day of the Plan Year in which the Participant’s employment is terminated or, if later, in which occurs the Participant’s Normal Retirement Date; or

(B) solely for each Participant who is a 5% owner of the Company or an Affiliate, April 1 of the year immediately following the calendar year in which he reaches age 70 1/2.

(2) Notwithstanding the foregoing, no distribution shall be made of any Participant’s benefit payable pursuant to section 7.1, 7.2 or 7.3 prior to his Normal Retirement Date unless the value of his vested Accounts do not exceed $1,000, or unless the Participant consents to the distribution. For each Participant who severs employment after December 31, 2001, the portion of the Participant’s Rollover/Merger Account that is attributable to his Rollover Contributions shall be excluded for purposes of determining whether the value of his vested Accounts exceed $1,000. The Plan Administrator shall provide each Participant entitled to a distribution of more than $1,000 with a written notice of his rights, which shall include an explanation of the alternative dates for distribution of benefits. The Participant may elect to exercise such rights, no less than 30 days and no more than 180 days before the first date upon which distribution of the Participant’s vested Account balances may be made; provided, however, that such distribution may be made less than 30 days after the exercise of such rights if

(A) the Plan Administrator informs the Participant of his right to such 30 to 180 day period, and

VIII-1

(B) the Participant, after receiving such notice from the Plan Administrator, affirmatively elects a distribution in less than 30 days. In the event that a Participant does not consent to a distribution of a benefit in excess of $1,000 to which he is entitled under section 7.1, 7.2 or 7.3, the amount of his benefit shall be paid to the Participant in such subsequent Plan Year as the Participant shall, at any time, select, but not later than 60 days after the last day of the Plan Year in which the Participant reaches his Normal Retirement Date.

8.2	Form of Payment

(a) The benefits payable under sections 7.1, 7.2, 7.3 and 7.4 shall be paid to the Participant (or, if applicable, his beneficiary or beneficiaries), to the extent possible, in cash or in units of Employer Securities (except that no fractional shares shall be issued and the value of any fractional shares to which a Participant would otherwise be entitled shall be paid in cash), as elected by the Participant (or his beneficiary or beneficiaries). If the Participant elects to receive all or any portion of the vested balance in his Accounts in units of Employer Securities, then, during the 60-day period immediately preceding the proposed distribution date of the benefit which the Participant is entitled to receive under the Plan, the Trustee, to the extent possible, shall apply (net of any brokerage commissions) such portion of the Participant’s Accounts to the purchase of the maximum number of whole units of Employer Securities at their then Fair Market Value. If the Trustee is unable to apply any elected portion of the balance of such Accounts to the purchase of whole units of Employer Securities within the said 60-day period, such elected portion shall be paid in cash.

(b) Notwithstanding the provisions of section 8.2(a), if the amount to which any Participant is entitled under Article VII is less than $5,000, the Plan Administrator, in accordance with a uniform and nondiscriminatory policy, may pay such amount to the Participant or his beneficiary in the form of cash rather than Employer Securities unless the Participant or his beneficiary demands that such amount be distributed in the form of Employer Securities; provided, however, that prior to distributing any such amount in cash, the Participant’s right to demand a distribution in the form of Employer Securities instead of cash shall have been communicated to the Participant or his beneficiary in writing by the Plan Administrator.

8.3	Manner of Payment

(a) Benefits payable under sections 7.1, 7.2, 7.3 and 7.4 shall be paid in a single lump sum payment.

(b) Each payment shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder, and such other rules thereunder as may be prescribed by the Commissioner.

VIII-2

8.4	Liquidation of Investments and Periodic Adjustments

(a) Notwithstanding any other provision of this Plan, whenever a Participant is entitled to a distribution or withdrawal from the Plan pursuant to Article VIII or IX the Plan Administrator and the Trustee shall be entitled to liquidate all, or any portion, of the investments attributable to the Participant’s Accounts at any time during the five business days preceding the date upon which the distribution or withdrawal is scheduled to occur in order to facilitate the payment of benefits. In the event that the Plan Administrator and the Trustee elect to liquidate investments in order to facilitate a distribution or withdrawal, the liquidated funds may be placed in a money market fund or similar investment fund (or, when reasonable, may be held in cash, without liability for interest thereon). The Plan Administrator may adopt such accounting procedures as are necessary to accurately reflect the Participant’s interest in such liquidated funds.

(b) Except as otherwise provided in section 8.4(a), to the extent the balance of a Participant’s Accounts has not been distributed and remains in the Plan, the value of such remaining balance shall be subject to adjustment from time to time pursuant to the provisions of Article VI.

8.5	Direct Rollover Distributions

(a) Direct Rollover to Distributee. Notwithstanding any provision of the plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. In the event that a Distributee elects to have only a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, the portion must not be less than $500 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

(b) Direct Rollover to Qualified Plan/403(b) Plan. For taxable years beginning on or after January 1, 2007, a Participant may elect to transfer employee after-tax contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to separately account for amounts so transferred (including interest thereon), including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

(c) Direct Rollover of Non-Spousal Distribution. For distributions after December 31, 2009, a non-spouse Distributee, may, by a direct trustee-to-trustee transfer (“direct rollover”), roll over all or any portion of his or her distribution to an individual retirement account (“IRA”) that the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an “eligible rollover distribution” under Code Section 401(a)(31). Although a non-spouse beneficiary may roll over directly such a distribution, the distribution, if made prior to January 1, 2010, is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the

VIII-3

notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover. A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations.

8.6	Put Options

(a) The provisions of this section 8.6 relate to all Employer Securities purchased with the proceeds of an exempt loan pursuant to Treasury Regulation Section 53.4975-7(b) and held as assets of the Trust. Except to the extent hereinafter provided in this section 8.6, except as provided in section 8.7, or except as otherwise required by applicable law, no such Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

(b) If any Employer Securities subject to this section 8.6, when distributed to or for the benefit of a Participant, are not then listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the “1934 Act”) or are not then quoted on a system sponsored by a national securities association registered under section 15A(b) of the 1934 Act, or, if so listed or quoted, are then subject to a trading limitation (a restriction under any federal or state securities law, any regulation thereunder or any permissible agreement affecting such Employer Securities, that makes such Employer Securities not as freely tradable as Employer Securities not subject to such restriction), then the Participant, the Participant’s beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall be granted an option to put any of the units of such Employer Securities to the Company. The put option shall provide that, for a period of fifteen (15) months after such shares are distributed, the Participant, the Participant’s beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall have the right to have the Company purchase such units at their Fair Market Value on the date the put option is exercised. Any such put option shall be exercised by the holder notifying the Company in writing that the put option is being exercised; the date of exercise shall be the date the Company receives such written notice. Payment of the purchase price shall be made by the Company, at the election of the Company, either in cash within 30 days after the date of exercise or by an installment purchase. Any installment purchase must provide for adequate security, a reasonable interest rate and a payment schedule providing for cumulative payments at any time not less than the payments that would be made if made in substantially equal annual installments beginning within 30 days and ending not more than five years (which may be extended to a date no later than the earlier of ten years after the date of exercise or the date the proceeds of the loan used by the Plan to acquire the securities in question are entirely repaid) after the date the put option is exercised.

VIII-4

(c) The following special rules shall apply to any put option granted with respect to any Employer Securities subject to this section 8.6:

(1) At the time that any such put option is exercised, the Plan shall have an option to assume the rights and obligations of the Company under the put option.

(2) If it is known at the time that a loan is made to the Plan to enable it to purchase Employer Securities that federal or state law will be violated by the Company honoring the put option provided in this section 8.6, the holder of any such put option shall have the right to put such Employer Securities to a third party that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial, the identity of such third party to be selected by the Plan Administrator.

(3) If any such Employer Securities are publicly traded without restriction when distributed, but cease to be so traded within 15 months after distribution, the Company shall notify each holder of such Employer Securities, in writing, on or before the tenth day after the date such Employer Securities cease to be so traded, that for the remainder of the 15-month period, such Employer Securities are subject to a put option. Such notice shall also inform the holder of the terms of such put option (which terms shall be consistent with the provisions of this section 8.6). If such notice is given after the tenth day after the date such Employer Securities cease to be so traded, the duration of the put option shall be extended by the number of days between such tenth day and the date on which notice is actually given.

(4) The period during which a put option is exercisable shall not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(d) Except as otherwise permitted by law, the provisions of this section 8.6 are not terminable for any reason, including as a result of the repayment of any loan used to acquire Employer Securities or by the cessation of the Plan as an employer stock ownership plan.

8.7	Location of Participant or Beneficiary Unknown.

In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the expiration of two years after it becomes payable, remain unpaid solely by reason of the inability of the Plan Administrator to ascertain the whereabouts of such Participant or his beneficiary despite the reasonable effort of the Plan Administrator to locate such Participant or his beneficiary, the amount so distributable may, at the discretion of the Plan Administrator, be treated as a forfeiture and used as provided by section 5.3(c). In the

VIII-5

event a Participant or beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored. Notwithstanding the foregoing provisions of this section, the Plan Administrator shall comply with the mandatory direct rollover distribution requirements of Code Section 401(a)(31)(B) at all times after the provisions of such Section are required to be effective under applicable federal law. In the event that Code Section 401(a)(31)(B) is considered, by the Internal Revenue Service, as setting forth permissive guidelines for distributions on behalf of missing Participants and beneficiaries, the Plan Administrator may, at its discretion, elect to make direct rollover distributions in accordance with Code Section 401(a)(31)(B).

8.8	Automatic Rollovers.

Effective March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of section 8.1(b)(2), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with the provisions of this Article VIII, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

8.9	Minimum Distribution Requirements

(a) General Rules.

(1) Effective Date. The provisions of this section 8.9 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2) Precedence. The requirements of this section 8.9 will take precedence over any inconsistent provisions of the Plan.

(3) Requirements of Treasury Regulations Incorporated. All distributions required under this section 8.9 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

VIII-6

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph (b)(2), other than subparagraph (b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this subparagraph (b)(2) and paragraph (d), unless subparagraph (b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (b)(2)(1)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with paragraphs (c) and (d) of this section. If the Participant’s interest is

VIII-7

distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)–9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

VIII-8

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subparagraph (d)(1).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary

VIII-9

as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (b)(2)(A), this subparagraph (d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as the beneficiary under section 7.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)–1, Q&A-4, of the Treasury Regulations.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)–9 of the Treasury Regulations.

(4) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the

VIII-10

valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. The date specified in section 8.1(b) of the Plan.

VIII-11

ARTICLE IX

PRERETIREMENT WITHDRAWALS

9.1	Hardship Withdrawals

(a) A Participant will be eligible to receive a withdrawal of any amounts credited to his Elective Contributions Account and his Rollover/Merger Account on account of Hardship. Notwithstanding the foregoing, any withdrawal pursuant to this section 9.1 shall not include amounts credited at any time to the Participant (in this Plan or any plan merged with this Plan) as (1) earnings attributable to Elective Contributions, or (2) Non-Elective Contributions and earnings attributable thereto. If a Participant incurs a Hardship, such Participant may apply to the Plan Administrator for the withdrawal of a portion of his Elective Contributions Account and Rollover/Merger Account not in excess of the amount of such Hardship. The Plan Administrator shall determine whether an immediate and heavy financial need exists and the amount necessary to meet the need (which amount may include the amount necessary to pay income taxes and penalties reasonably anticipated to result from the withdrawal), or the lesser amount, if any, to be distributed to such Participant, in a uniform and nondiscriminatory manner. If the Plan Administrator approves a Hardship withdrawal, it shall direct the Trustee to distribute such amount to such Participant first from any amounts credited to his Rollover/Merger Account and then from his Elective Contributions Account (subject, in each case, to the restrictions set forth hereinabove). No Hardship Withdrawal shall be permitted in an amount less than $1,000.

(b) An immediate and heavy financial need shall be deemed to include

(1) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant;

(2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or his spouse, children or other dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(10, (b)(2), and (d)(1)(B));

(4) payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of such residence;

(5) payments for burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of the adjusted gross income); or

(7) such other events as may be prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices and other documents of general applicability.

(c) A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

(d) A distribution pursuant to this section 9.1 will be deemed necessary to satisfy the financial need of a Participant if:

(1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including any amount necessary to pay income taxes and penalties reasonably anticipated to result from the distribution);

(2) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by an Employer;

(3) the Participant’s Elective Contributions to the Plan or any other qualified or nonqualified plans of deferred compensation maintained by an Employer are suspended and he is not permitted to make further Elective Contributions until the expiration of 6 months from the date of such withdrawal; and

(4) the Participant is not permitted to make Elective Contributions to the Plan or any other plan maintained by an Employer for the Participant’s taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant’s elective contributions for the taxable year of the hardship distribution.

(e) Any Participant who withdraws an amount pursuant to section 9.1(a) shall be subject to the limitations of section 5.1(g).

9.2	Withdrawals After Age 59 1/2.

Upon reaching age 59 1/2, a Participant may apply to the Plan Administrator for the withdrawal of all or a portion of his vested Accounts. The Plan Administrator shall establish uniform and nondiscriminatory rules and procedures regarding the distribution of benefits pursuant to this section. The Plan Administrator shall direct the Trustee to distribute to a Participant who has applied for such a withdrawal the amount requested from his Accounts. Amounts withdrawn from the Participant’s Accounts shall be paid to the Participant in the form and manner provided in sections 8.2 and 8.3.

ARTICLE X

DIRECTED INVESTMENTS

10.1	Participant Directed Investments.

Each Participant shall direct the Trustee to invest his Accounts as provided by sections 10.1 through 10.6. Each Participant, whose Accounts were partially invested, prior to April 1, 2002, at the direction of the “company stock fund trustee” (as defined by the terms of this Plan in effect prior to April 1, 2002) may elect on or after the Effective Date to invest all or any portion of his Accounts previously invested in the Company Stock Fund at the direction of the “company stock fund trustee” in any investment made available by the Plan. Until a Participant so elects, on or after April 1, 2002, he shall be deemed to have elected that his Accounts previously invested in the Company Stock Fund by the “company stock fund trustee” shall remain invested as they were invested prior to April 1, 2002.

10.2	Investment Funds.

Subject to the other requirements of this Article X, each Participant may invest his Accounts in one or more Funds made available to Participants through shares of one or more investment companies or mutual funds, segregated accounts invested in one or more of savings or notice accounts, deposits in or certificates issued by a bank, insurance, annuity or other investment contracts, or other appropriate investment vehicles. Funds made available to Participants shall include a Company Stock Fund, which shall consist of a portfolio invested primarily in Employer Securities (and the assets of which, to the extent practicable, shall be fully invested in Employer Securities unless and to the extent otherwise required by the Plan Administrator). Accordingly, the Trustee may invest all of the assets of the Employer Securities Fund in Employer Securities. Employer Securities may be purchased or otherwise acquired by the Trustee from any source, including any party that might be a party in interest (within the meaning of Section 3(14)of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code); provided, however, that if Employer Securities are purchased or acquired from such a party in interest or disqualified person, the Trustee shall neither pay more than adequate consideration (within the meaning of Section 3(18) of ERISA), nor pay any commission to any person in connection with such acquisition.

10.3	Divestment of Employer Securities

(a) Rule Applicable to Elective Contributions. For Plan Years beginning after December 31, 2006, if any portion of the Accounts of a Participant (including, for purposes of this section, a beneficiary entitled to exercise the rights of a Participant) attributable to Elective Contributions is invested in publicly-traded Employer Securities, the Participant may elect to direct the Plan to divest any such Employer Securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of paragraph (c).

(b) Rule Applicable to Employer Contributions. If any portion of a Participant’s Account attributable to Non-Elective or Matching Contributions is invested in publicly-traded Employer Securities, then a Participant who has completed at least 3 years of vesting service, or a beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such Employer Securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of paragraph (c).

(1) 3-year Phase-In Applicable to Employer Contributions. For Employer Securities acquired with Non-Elective or Matching Contributions during a Plan Year beginning before January 1, 2007, the rule described in this section 10.3 only applies to the percentage of the Employer Securities (applied separately for each class of securities) as follows:

Plan Year	Percentage
2007	33
2008	66
2009	100

(2) Exception to Phase-In for Certain Age 55 Participants. The 3-year phase-in rule of section 10.3(b)(1) does not apply to a Participant who has attained age 55 and who has completed at least 3 years of service before the first Plan Year beginning after December 31, 2005.

(c) Investment Options. For purposes of this section 10.3, other investment options must include not less than three investment options, other than Employer Securities, to which the Participant may direct the proceeds of divestment of Employer Securities required by this Article X, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer Securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

(d) Exceptions for Certain Plans. This section 10.3 does not apply to an employee stock ownership plan (“ESOP”) if: (i) there are no contributions to the ESOP (or related earnings) attributable to elective deferrals or matching contributions; and (ii) the ESOP is a separate plan, for purposes of Code Section 414(l), from any other defined benefit plan or defined contribution plan maintained by the same employer or employers.

10.4	Election Procedures.

Each Participant’s elections described in section 10.1 shall be made upon his commencement of participation in the Plan in accordance with the Agreements and Declarations of Trust or by any contract entered into by the Trustees or the Plan Administrator with an investment manager appointed to manage all or any portion of the assets of the Plan.

(a) A Participant shall designate the percentage of his Accounts to be allocated to any Fund. The Plan Administrator shall establish the minimum percentage that each Participant may select to be allocated to any Fund selected by the Participant.

(b) A Participant may revise his election effective as of such dates as may be selected by the Plan Administrator from time to time (which shall be effective not less than quarterly). The Participant’s revised election shall be effective for contributions made to the Plan after the effective date of such revision, and may be effective for the investment of balances previously allocated and remaining credited to a Participant’s Accounts.

(c) The Trustees shall make requested investments on behalf of each Participant within a reasonable period after the receipt of directions from the Plan Administrator or the Participant. Whenever a Participant requests a transfer of any portion of his Accounts from one Fund to another, the Trustee shall be permitted to delay the purchase of the new Fund until it receives the proceeds attributable to the sale of the prior Fund.

10.5	Failure to Designate.

The Plan Administrator, or its designee, shall establish a “Qualified Default Investment Alternative” as described in section 10.7(b) into which the Account of each Participant (or his beneficiary), who fails to direct the investment of such Account, shall be invested on behalf of such Participant (or his beneficiary).

10.6	Uniform Procedures.

The Plan Administrator shall establish uniform procedures regarding Participant investment directions, which procedures shall be communicated to all Participants. The Plan Administrator, at its sole discretion, may prohibit, or otherwise restrict, investment of Account balances in the Company Stock Fund by any officer, director or 10% shareholder of the Company, or any other Participant who is required to file reports under Section 16(b) of the Securities Exchange Act of 1934, in order to prevent a violation of federal law or an undue administrative burden upon the Plan Administrator.

10.7	Designated Section 404(c) Plan

(a) This Plan is designated as an “ERISA Section 404(c) Plan” providing Participants (and beneficiaries) with the opportunity to exercise control over the investment of assets held in their Accounts and to select, from a broad range of investment funds, the manner in which some or all of the assets in their Accounts are invested. The investment funds shall be selected and offered by the Company, as the designated plan fiduciary, in accordance with Section 404(c) of ERISA and the regulations thereunder.

(b) The Qualified Default Investment Alternatives selected by the Plan Administrator pursuant to section 10.5, shall comply Section 404(c)(5) of ERISA and the regulations thereunder.

(c) Information relating to the purchase, holding or sale of interests in the Company Stock Fund by Participants, as well as the voting and/or tender of Employer Securities, shall be maintained on a confidential basis by the director of personnel for the Company at all times. The director of personnel for the Company shall be the fiduciary responsible for maintaining all participant information with respect to investments in, and the voting and tender of, the Company Stock Fund. The director of personnel shall maintain confidential information with respect to participants’ investments in the Company Stock Fund in a manner that will prevent officers, directors and employees of the Company from obtaining access to the information unless they have been specifically authorized to receive the information in connection with their responsibilities with respect to the administration of the plan. The director of personnel also shall be responsible for the periodic review and revision of confidentiality procedures for the Plan.

(d) In the event the fiduciary designated in section 10.6(b) above determines that the direct or indirect exercise of shareholder rights by any Participant who has invested in the Company Stock Fund may be subject to undue employer influence, the fiduciary shall appoint one or more independent fiduciaries (who are not affiliated with any Employer) to carry out such activities with respect to the Company Stock Fund as may be required to eliminate such undue employer influence.

ARTICLE XI

TRUST FUNDS

11.1	Trust Fund.

The Trust Fund shall be held by the Principal Trust Company, as Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under the Agreement and Declaration of Trust. The Agreement and Declaration of Trust may from time to time be amended in the manner therein provided. Similarly, the Trustee may be changed from time to time in the manner provided in the Agreement and Declaration of Trust.

11.2	Separate Funds.

The Trustee may maintain a primary trust fund (which shall include assets attributable to Funds other than the Company Stock Fund) and a Company Stock Fund.

11.3	Voting.

Unless otherwise required by the Agreement and Declaration of Trust, any voting and other rights with respect to units of Employer Securities held as part of, or otherwise attributable to, each Participant’s Accounts, within the Company Stock Fund shall be exercised as follows:

(a) If the Employer has a publicly traded security, as defined in Labor Regulation Section 2550.404(c)-1(d)(2)(ii)(E)(4)(iii), any voting and other rights with respect to units of Employer Securities (including fractional shares) allocated to any Participant’s portion of the Company Stock Fund shall be exercised by the Trustee in accordance with instructions received from such Participant.

(b) In connection with the exercise of the rights set forth in section 11.3(a), the Trustee shall notify each Participant at least 30 days prior to the date upon which such rights are to be exercised; provided, however, that the Trustee shall not be under any obligation to notify the Participants sooner than it receives such information as security holders of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such thirty-day notice requirement, the Trustee shall notify the Participants regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights. The Trustee shall be entitled to exercise such rights on the units of Employer Securities allocated to a Participant’s portion of the Company Stock Fund only to the extent that it receives direction from such Participant, and if it does not receive direction, it shall not exercise any rights.

11.4	Dividends.

Unless otherwise required by the Agreement and Declaration of Trust, dividends with respect to units of Employer Securities held as part of, or otherwise allocable to, the Participants’ Accounts shall be retained by the Trustee within the Company Stock Fund and allocated in the same manner as other income of the Trust Fund.

XI-1

ARTICLE XII

EXPENSES OF ADMINISTRATION OF THE PLAN AND THE TRUST FUND

12.1	Expenses of Administration.

The Company shall bear all expenses of implementing this Plan and the Trust. For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its written agreement with the Company, as in effect from time to time. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred). The Company may pay all expenses of the administration of the Trust Fund, including the Trustee’s compensation, the compensation of any investment manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or another Employer shall not be deemed a contribution to this Plan. Such expenses shall be paid out of the assets of the Trust Fund unless paid or provided for by the Company or another Employer. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

XII-1

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1	Restrictions on Amendment and Termination of Plan.

It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time, and from time to time, to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

(a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

(b) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

(c) shall either directly or indirectly reduce any vested and nonforfeitable interest of, or the vested percentage in effect with respect to, a Participant determined as of the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

(d) shall reduce the Accounts of any Participant;

(e) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator;

(f) shall increase the duties or liabilities of the Trustee without its written consent; or

(g) shall modify, more than once in any 6-month period, any provision of the Plan set forth in Article V, sections 5.1, 5.3, 5.4, 5.5, 6.5(b), and 6.6 that is applicable to any officer, director, 10% owner of any Employer, or any other Participant who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934.

13.2	Amendment of Plan.

Subject to the limitations stated in section 13.1, the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the

XIII-1

foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder (except as provided in section 13.1(g)) to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.

13.3	Termination of Plan.

Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and the Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trust or permanent discontinuance of contributions. All such vested interests shall be nonforfeitable.

13.4	Discontinuance Procedure.

In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in section 13.3, be held, administered, and distributed by the Trustee in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur on the last day of the year in which a substantial contribution is made to the Trust.

13.5	Termination Procedure

(a) In the event an Employer decides to terminate this Plan and the Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive, provided that the requirements set forth in section 13.5(b) are met, any amount then credited to his Accounts in a lump sum.

(b) In the event this Plan and the Trust are terminated, completely or partially, and with respect to any one Employer or with respect to all Employers, distributions may not be made pursuant to this section 13.5 unless:

XIII-2

(1) the Plan has been completely terminated and no successor plan (within the meaning of Section 401(k)(10) of the Code) has been established;

(2) the Plan has been partially terminated as a result of the sale or other disposition by an Employer to an unrelated corporation of substantially all of the assets used in a trade or business, in which case distribution may be made to employees who continue employment with the acquiring corporation; or

(3) the Plan has been partially terminated as a result of the sale or other disposition by an Employer of its interest in a subsidiary, in which case distribution may be made to employees who continue employment with the subsidiary.

(c) At the election of the Participant, the Plan Administrator may transfer the amount of any Participant’s distribution under this section 13.5 to the trustee of another qualified plan or the trustee of an individual retirement account or individual retirement annuity instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.

(d) In the event the Plan is terminated on a date other than the last day of the Plan Year, the Limitation Year shall become a short Limitation Year beginning on the first day of the Plan Year immediately prior to the date of termination and ending on the date of termination. In addition, the applicable dollar limitation for Annual Additions in section 6.5(a) shall be equal to the applicable dollar limitation for that Limitation Year multiplied by a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year and the denominator of which is twelve (12).

XIII-3

ARTICLE XIV

MISCELLANEOUS

14.1	Merger or Consolidation.

This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.

14.2	Alienation

(a) Except as provided in section 14.2(b), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate, or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish, or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

(b) Notwithstanding the provisions of section 14.2(a), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order (“QDRO”) as defined in Section 414(p) of the Code. The Plan Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Plan Administrator, or any other fiduciary of the Plan, is a QDRO. Notwithstanding any provision of this Plan to the contrary, if the QDRO so requires, distribution with respect to any QDRO received by the PSS ESOP prior to April 1, 1999, shall be made to an Alternate Payee without regard to the age or employment status of the Participant. Distribution shall be made to an Alternate Payee pursuant to any other QDRO only after compliance with the maximum Participant age, or termination of employment status, provisions of Section 414(p) of the Code. Effective on or after April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO: (1) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (2) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

14.3	USERRA Requirements.

XIV-1

Effective December 12, 1994, this Plan shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”) and Section 414(u) of the Code, including the following:

(a) An individual reemployed under USERRA shall be treated as not having incurred a Break in Service with the Employer by reason of such individual’s qualified military service (as defined in Section 414(u) of the Code).

(b) Each period of qualified military service served by an individual is, upon reemployment, deemed to constitute service with the Employer for purposes of vesting and the accrual of benefits under the Plan.

(c) An individual reemployed under USERRA is entitled to accrued benefits that are contingent on the making of, or derived from, Employee contributions or elective deferrals only to the extent the individual makes payment to the Plan with respect to such contributions or deferrals; provided, however, that no such payment may exceed the amount the individual would have been permitted or required to contribute had the individual remained continuously employed by the Employer throughout the period of qualified military service. Any payment to the Plan under this subsection (c) shall be made during the period beginning with the date of reemployment and whose duration is 3 times the period of the qualified military service (but not greater than 5 years).

14.4	Governing Law.

This Plan shall be administered, construed, and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

14.5	Action by Employer.

Whenever the Company or another Employer under the terms of this Plan is permitted or required to do, or perform, any act, it shall be done and performed by the Board of Directors of the Company or its delegee.

14.6	Alternative Actions.

In the event it becomes impossible for the Company, another Employer, the Plan Administrator, or the Trustee to perform any act required by this Plan, then the Company, such other Employer, the Plan Administrator, or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

14.7	Gender.

Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

XIV-2

IN WITNESS WHEREOF, this Amendment and Restatement has been executed this _____ day of __________, 2010, and shall be effective as of the dates set forth hereinabove.

PSS WORLD MEDICAL, INC.

By:	/s/ David D. Klarner

Its:	Vice President and Treasurer

“COMPANY”

XIV-3